Exhibit 10.1

EXECUTION VERSION

THIRD AMENDMENT

dated as of March 9, 2018,

among

NOBLE ENERGY, INC.,

as the Borrower,

NBL INTERNATIONAL FINANCE B.V.,

as a Foreign Borrower,

JPMORGAN CHASE BANK, N.A.,

as the Administrative Agent,

and

THE LENDERS PARTY HERETO

JPMORGAN CHASE BANK, N.A.,

CITIGROUP GLOBAL MARKETS INC.,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

MIZUHO BANK, LTD.

and

DNB MARKETS, INC.,

as Joint Lead Arrangers and Joint Bookrunners

CITIBANK N.A.,

as the Syndication Agent,

BANK OF AMERICA, N.A.,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

MIZUHO BANK, LTD.

and

DNB BANK ASA, NEW YORK BRANCH,

as the Documentation Agents

THIRD AMENDMENT dated as of March 9, 2018 (this “Amendment”), among NOBLE ENERGY, INC., a Delaware corporation (the “Borrower”), NBL INTERNATIONAL FINANCE B.V., a corporation incorporated under the laws of the Kingdom of the Netherlands (the “Foreign Borrower”), each of the Lenders (as defined below) party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent (as defined below).

R E C I T A L S

A. Reference is made to the Credit Agreement dated as of October 14, 2011 (as increased by the Commitment Increase Agreements each dated as of September 28, 2012, as amended by the First Amendment to Credit Agreement, dated as of October 3, 2013, and as further amended by the Second Amendment to Credit Agreement, dated as of August 27, 2015, the “Credit Agreement”), among the Borrower, the Foreign Borrower, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), Citibank, N.A., as syndication agent, Bank of America, N.A., The Bank of Tokyo-Mitsubishi UFG, Ltd., Mizuho Bank, Ltd. and DNB Bank ASA, New York Branch, as documentation agents, and the lenders party thereto (the “Lenders”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower and the Foreign Borrower.

B. The Borrower has requested, and the Administrative Agent and the Lenders party hereto have agreed, to make certain changes to the Credit Agreement.

C. NOW, THEREFORE, to induce the Administrative Agent and the Lenders party hereto to enter into this Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Amendment (as so amended, the “Amended Credit Agreement”).

Section 2. Amendments to Credit Agreement.

2.1 Effective as of the Amendment Effective Date (as defined below), the Credit Agreement shall be amended by inserting the language indicated in single underlined text (indicated textually in the same manner as the following example: single-underlined text) in Exhibit A hereto and by deleting the language indicated by strikethrough text (indicated textually in the same manner as the following example: ~~stricken text~~) in Exhibit A hereto.

2.2 Effective as of the Amendment Effective Date, the Credit Agreement shall be further amended by (a) replacing Schedule I (Disclosure Schedule), Schedule II (Schedule of Commitments), Schedule IIA (Schedule of Swingline Commitments), Schedule IIB (Schedule of LC Commitments) and Schedule 6.8 (Subsidiaries) with the correspondingly numbered Schedule attached to this Amendment, (b) deleting Exhibit 5.1.4 (Form of Opinion of Counsel) and (c) replacing Exhibit 2.5 (Form of Borrowing Request), Exhibit 2.6 (Form of Continuation/Conversion Notice), Exhibit 2.8 (Form of Note), Exhibit 2.9 (Notice of Commitment Increase), Exhibit 2.12 (Form of Agreement Supplement) and Exhibit 10.10 (Form of Lender Assignment Agreement) with the correspondingly numbered Exhibit attached to this Amendment.

2.3 Each party hereto acknowledges and agrees that, on and as of the Amendment Effective Date, (a) Schedule II hereto sets forth all the Commitments of all the Lenders (and no Person whose name does not appear on Schedule II hereto shall have, or shall be deemed to have, on and as of the

Amendment Effective Date, a Commitment under the Amended Credit Agreement or shall be a Lender thereunder, it being understood that the Commitment under the Credit Agreement of any existing Lender not listed on Schedule II (each such Lender, an “Exiting Lender”) shall be terminated on and as of the Amendment Effective Date), (b) Schedule IIA hereto sets forth all the Swingline Commitments of all the Swingline Lenders (and no Person whose name does not appear on Schedule IIA hereto shall have, or shall be deemed to have, on and as of the Amendment Effective Date, a Swingline Commitment under the Amended Credit Agreement or shall be a Swingline Lender thereunder) and (c) Schedule IIB hereto sets forth all the LC Commitments of all the Issuing Banks (and no Person whose name does not appear on Schedule IIB hereto shall have, or shall be deemed to have, on and as of the Amendment Effective Date, an LC Commitment under the Amended Credit Agreement or shall be an Issuing Bank thereunder). In connection therewith, each of the Administrative Agent and the Issuing Banks party hereto hereby acknowledges and agrees that each Lender party hereto that is not, immediately prior to the Amendment Effective Date, a party to the Credit Agreement is reasonably acceptable to it. Each Lender and Issuing Bank party hereto further acknowledges and agrees that, on and as of the Amendment Effective Date and without any further action on the part of the Lenders or the applicable Issuing Bank, all participations in Letters of Credit issued and outstanding on the Amendment Effective Date (the “Existing Letters of Credit”) shall be reallocated among the Lenders party hereto on the basis of the Percentages calculated after giving effect to the transactions contemplated by this Section 2 and that, in furtherance of the foregoing, on the Amendment Effective Date each Issuing Bank shall be deemed to have granted to each Lender party hereto, and each Lender party hereto shall be deemed to have acquired from each Issuing Bank, a participation in each Existing Letter of Credit issued by such Issuing Bank equal to such Lender’s Percentage, calculated after giving effect to the transactions contemplated by this Section 2, of the aggregate amount available to be drawn under such Existing Letter of Credit. Such participation shall be governed by the terms of Section 2.11 of the Amended Credit Agreement. Each party hereby acknowledges that no Loans are outstanding under the Credit Agreement immediately prior to the Amendment Effective Date and, to the extent necessary, hereby agrees that this Amendment will effect a replacement and transfer of any rights and obligations of each Exiting Lender under the Credit Agreement.

Section 3. Conditions Precedent. This Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.1 of the Credit Agreement) (such date, the “Amendment Effective Date”):

3.1 The Administrative Agent shall have (a) executed a counterpart of this Amendment and (b) received from the Borrower, the Foreign Borrower, each of the Lenders whose name is set forth on Schedule II hereto (which collectively shall constitute Required Lenders under the Credit Agreement), each of the Swingline Lenders and each of the Issuing Banks either (i) a counterpart of this Amendment signed on behalf of such party or (ii) evidence satisfactory to the Administrative Agent (which may include a facsimile or electronic transmission) that such party has executed a counterpart of this Amendment.

3.2 The Administrative Agent shall have received from each of the Borrower and the Foreign Borrower a certificate, dated as of the date hereof, of an Authorized Officer of such Person certifying (a) that attached thereto are true, correct and complete copies of the Organic Documents of such Person, together with all amendments thereto, and resolutions by the Board of Directors (or equivalent governing body) of such Person and (b) as to the incumbency of the persons executing this Amendment on behalf of such Person.

3.3 The Administrative Agent shall have received from each of the Borrower and the Foreign Borrower certificates as of a recent date setting forth its good standing under the Laws of its jurisdiction of organization.

2

3.4 The Administrative Agent shall have received a favorable opinion, dated the date hereof and addressed to the Administrative Agent and all Lenders, from Thompson & Knight L.L.P., special counsel to the Borrower.

3.5 The Administrative Agent shall have received a favorable opinion, dated the date hereof and addressed to the Administrative Agent, acting on behalf of the Lenders, from Deloitte Legal B.V., special counsel to the Foreign Borrower.

3.6 The Administrative Agent, the Arrangers, the Lenders party hereto and the Exiting Lenders shall have received all fees and amounts due and payable on or prior to the Amendment Effective Date, including, to the extent invoiced at least one Business Day prior to the Third Amendment Effective Date, reimbursement or payment of all documented out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

3.7 The Administrative Agent and the Lenders party hereto shall have received from the Borrower, to the extent requested at least five Business Days prior to the Amendment Effective Date, with respect to the Borrower and its subsidiaries, (a) the documentation and other information requested by the Administrative Agent and any such Lender in order to comply with the requirements of the Patriot Act, (b) the documentation and other information requested by the Administrative Agent in order to comply with all “know your customer” requirements and (c) all anti-money laundering documentation reasonably requested by the Administrative Agent or any such Lender.

The Administrative Agent is hereby authorized and directed to declare this Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 3 or the waiver of such conditions as permitted hereby. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 4. Miscellaneous.

4.1 Confirmation; Effect of Amendment. The provisions of the Credit Agreement, except as specifically amended by this Amendment, shall remain in full force and effect following the effectiveness of this Amendment. On and as of the Amendment Effective Date (a) each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Credit Agreement and (b) this Amendment shall for all purposes constitute a Loan Document.

4.2 Ratification and Affirmation; Representations and Warranties. Each of the Borrower and the Foreign Borrower hereby (a) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party (including, for the avoidance of doubt, the Guaranty, dated as of October 3, 2013, by the Borrower in favor of the Administrative Agent and, on and as of the Amendment Effective Date, each reference in such Guaranty to the Credit Agreement shall be deemed to refer to the Amended Credit Agreement, as the same may be further amended, restated, supplemented, replaced or otherwise modified from time to time) and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby; and (b) represents and warrants to the Administrative Agent and the Lenders that as of the date hereof, after giving effect to the transactions contemplated by this Amendment, (i) all of the representations and warranties contained in the Amended Credit Agreement and each other Loan Document to which it is a party are true and correct in all material respects (or in all respects, with respect to any representation or warranty qualified by materiality or Material Adverse Effect), except to the extent

3

any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (or in all respects, with respect to any representation or warranty qualified by materiality or Material Adverse Effect) as of such specified earlier date, and (ii) no Default or Event of Default has occurred and is continuing.

4.3 No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender, any Issuing Bank, any Swingline Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

4.4 Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Amendment by facsimile or electronic transmission in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof.

4.5 NO ORAL AGREEMENTS. THIS WRITTEN AGREEMENT, THE AMENDED CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF, SUPERSEDE ANY AND ALL PREVIOUS AGREEMENTS AND UNDERSTANDINGS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF OR THEREOF (BUT DO NOT SUPERSEDE ANY SEPARATE LETTER AGREEMENTS WITH RESPECT TO FEES PAYABLE TO THE ADMINISTRATIVE AGENT OR ANY ISSUING BANK, ALL OF WHICH SHALL REMAIN IN FULL FORCE AND EFFECT) AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES.

4.6 GOVERNING LAW. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS.

[SIGNATURES BEGIN NEXT PAGE]

4

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

BORROWER:	NOBLE ENERGY, INC.

	By:	/s/ Kevin E. Haggard
	Name:	Kevin E. Haggard
	Title:	Vice President and Treasurer

FOREIGN BORROWER:	NBL INTERNATIONAL FINANCE B.V.

	By:	/s/ Hanh Nguyen Shaffer
	Name:	Hanh Nguyen Shaffer
	Title:	Director A

	By:	/s/ Dirk Jan van Klink
	Name:	Dirk Jan van Klink
	Title:	Director B

Third Amendment to Credit Agreement of Noble Energy, Inc. - Signature Page

JPMORGAN CHASE BANK, N.A., individually as a Lender, as the Administrative Agent, as an Issuing Bank and as a Swingline Lender

By:	/s/ Debra Hrelja
Name:	Debra Hrelja
Title:	Vice President

Third Amendment to Credit Agreement of Noble Energy, Inc. - Signature Page

LENDER SIGNATURE PAGE TO THIRD AMENDMENT

RELATING TO THE CREDIT AGREEMENT OF

NOBLE ENERGY, INC.

Citibank, N.A., in its capacity as a Lender and as an Issuing Bank and Swingline Lender,

By:	/s/ Maureen Maroney
	Name:	Maureen Maroney
	Title:	Vice President

Third Amendment to Credit Agreement of Noble Energy, Inc. - Signature Page

LENDER SIGNATURE PAGE TO THIRD AMENDMENT

RELATING TO THE CREDIT AGREEMENT OF

NOBLE ENERGY, INC.

Name of Lender (with any Lender that is an Issuing Bank and/or Swingline Lender signing in its capacity as a Lender and as an Issuing Bank and/or Swingline Lender, as applicable):

By:	/s/ Michael Clayborne
	Name:	Michael Clayborne
	Title:	Director
Bank of America, N.A.

For any Lender requiring a second signature block:

By:
Name:
Title:

Third Amendment to Credit Agreement of Noble Energy, Inc. - Signature Page

LENDER SIGNATURE PAGE TO THIRD AMENDMENT

RELATING TO THE CREDIT AGREEMENT OF

NOBLE ENERGY, INC.

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender and L/C Issuer:

By:	/s/ Todd Vaubel
	Name:	Todd Vaubel
	Title:	Director

Third Amendment to Credit Agreement of Noble Energy, Inc. - Signature Page

LENDER SIGNATURE PAGE TO THIRD AMENDMENT

RELATING TO THE CREDIT AGREEMENT OF

NOBLE ENERGY, INC.

Name of Lender (with any Lender that is an Issuing Bank and/or Swingline Lender signing in its capacity as a Lender and as an Issuing Bank and/or Swingline Lender, as applicable):

by:	/s/ Leon Mo
Mizuho Bank, Ltd.
	Name:	Leon Mo
	Title:	Authorized Signatory

For any Lender requiring a second signature block:

by:
Name:
Title:

Third Amendment to Credit Agreement of Noble Energy, Inc. - Signature Page

LENDER SIGNATURE PAGE TO THIRD AMENDMENT

RELATING TO THE CREDIT AGREEMENT OF

NOBLE ENERGY, INC.

DNB Capital LLC, as a Lender:

By:	/s/ Philip F. Kurpiewski
	Name:	Philip F. Kurpiewski
	Title:	Senior Vice President

By:	/s/ Andrew J. Shohet
	Name:	Andrew J. Shohet
	Title:	Vice President

Third Amendment to Credit Agreement of Noble Energy, Inc. - Signature Page

LENDER SIGNATURE PAGE TO THIRD AMENDMENT

RELATING TO THE CREDIT AGREEMENT OF

NOBLE ENERGY, INC.

DNB BANK ASA, New York Branch, as an Issuing Bank:

By:	/s/ Philip F. Kurpiewski
	Name:	Philip F. Kurpiewski
	Title:	Senior Vice President

By:	/s/ Andrew J. Shohet
	Name:	Andrew J. Shohet
	Title:	Vice President

Third Amendment to Credit Agreement of Noble Energy, Inc. - Signature Page

LENDER SIGNATURE PAGE TO THIRD AMENDMENT

RELATING TO THE CREDIT AGREEMENT OF

NOBLE ENERGY, INC.

BARCLAYS BANK PLC, as a Lender:

By:	/s/ Sydney G. Dennis
Name:	Sydney G. Dennis
Title:	Director

Restricted - External

Third Amendment to Credit Agreement of Noble Energy, Inc. - Signature Page

LENDER SIGNATURE PAGE TO THIRD AMENDMENT

RELATING TO THE CREDIT AGREEMENT OF

NOBLE ENERGY, INC.

COMPASS BANK, as a Lender:

By:	/s/ Gabriella Azcarate
	Name:	Gabriella Azcarate
	Title:	Vice President

Third Amendment to Credit Agreement of Noble Energy, Inc. - Signature Page

LENDER SIGNATURE PAGE TO THIRD AMENDMENT

RELATING TO THE CREDIT AGREEMENT OF

NOBLE ENERGY, INC.

Name of Lender (with any Lender that is an Issuing Bank and/or Swingline Lender signing in its capacity as a Lender and as an Issuing Bank and/or Swingline Lender, as applicable):

By:	DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

/s/ Ming K. Chu
	Name:	Ming K. Chu
	Title:	Director

For any Lender requiring a second signature block:

By:	DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

/s/ Virginia Cosenza
	Name:	Virginia Cosenza
	Title:	Vice President

Third Amendment to Credit Agreement of Noble Energy, Inc. - Signature Page

LENDER SIGNATURE PAGE TO THIRD AMENDMENT

RELATING TO THE CREDIT AGREEMENT OF

NOBLE ENERGY, INC.

EXPORT DEVELOPMENT CANADA

By:	/s/ Trevor Mulligan
	Name:	Trevor Mulligan
	Title:	Financing Manager

By:	/s/ Eric Beltrami
	Name:	Eric Beltrami
	Title:	Senior Associate

Third Amendment to Credit Agreement of Noble Energy, Inc. - Signature Page

LENDER SIGNATURE PAGE TO THIRD AMENDMENT

RELATING TO THE CREDIT AGREEMENT OF

NOBLE ENERGY, INC.

Name of Lender (with any Lender that is an Issuing Bank and/or Swingline Lender signing in its capacity as a Lender and as an Issuing Bank and/or Swingline Lender, as applicable):

GOLDMAN SACHS BANK USA

By:	/s/ Josh Rosenthal
	Name:	Josh Rosenthal
	Title:	Authorized Signatory

Third Amendment to Credit Agreement of Noble Energy, Inc. - Signature Page

LENDER SIGNATURE PAGE TO THIRD AMENDMENT

RELATING TO THE CREDIT AGREEMENT OF

NOBLE ENERGY, INC.

Societe Generale

By:	/s/ Diego Medina
	Name:	Diego Medina
	Title:	Director

Third Amendment to Credit Agreement of Noble Energy, Inc. - Signature Page

LENDER SIGNATURE PAGE TO THIRD AMENDMENT

RELATING TO THE CREDIT AGREEMENT OF

NOBLE ENERGY, INC.

Sumitomo Mitsui Banking Corporation, as a Lender

By:	/s/ James D. Weinstein
	Name:	James D. Weinstein
	Title:	Managing Director

Third Amendment to Credit Agreement of Noble Energy, Inc. - Signature Page

LENDER SIGNATURE PAGE TO THIRD AMENDMENT

RELATING TO THE CREDIT AGREEMENT OF

NOBLE ENERGY, INC.

The Toronto-Dominion Bank, New York Branch Individually as a Lender

By:	/s/ Annie Dorval
	Name:	Annie Dorval
	Title:	Authorized Signatory

Third Amendment to Credit Agreement of Noble Energy, Inc. - Signature Page

LENDER SIGNATURE PAGE TO THIRD AMENDMENT

RELATING TO THE CREDIT AGREEMENT OF

NOBLE ENERGY, INC.

THE BANK OF NOVIA SCOTIA, HOUSTON BRANCH, as a Lender

By:	/s/ Alfredo Brahim
	Name:	Alfredo Brahim
	Title:	Director

Third Amendment to Credit Agreement of Noble Energy, Inc. - Signature Page

LENDER SIGNATURE PAGE TO THIRD AMENDMENT

RELATING TO THE CREDIT AGREEMENT OF

NOBLE ENERGY, INC.

WELLS FARGO BANK, N.A.

By:	/s/ Brandon Dunn
	Name:	Brandon Dunn
	Title:	Vice President

Third Amendment to Credit Agreement of Noble Energy, Inc. - Signature Page

LENDER SIGNATURE PAGE TO THIRD AMENDMENT

RELATING TO THE CREDIT AGREEMENT OF

NOBLE ENERGY, INC.

ABN AMRO Capital USA LLC

By:	/s/ Darrell Holley
	Name:	Darrell Holley
	Title:	Managing Director

By:	/s/ Scott Myatt
	Name:	Scott Myatt
	Title:	Executive Director

Third Amendment to Credit Agreement of Noble Energy, Inc. - Signature Page

LENDER SIGNATURE PAGE TO THIRD AMENDMENT

RELATING TO THE CREDIT AGREEMENT OF

NOBLE ENERGY, INC.

Branch Banking & Trust Company:

By:	/s/ Lincoln LaCour
	Name:	Lincoln LaCour
	Title:	Vice President

For any Lender requiring a second signature block:

By:
Name:
Title:

Third Amendment to Credit Agreement of Noble Energy, Inc. - Signature Page

LENDER SIGNATURE PAGE TO THIRD AMENDMENT

RELATING TO THE CREDIT AGREEMENT OF

NOBLE ENERGY, INC.

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	/s/ Dixon Schultz
	Name:	Dixon Schultz
	Title:	Managing Director

By:	/s/ Michael Willis
	Name:	Michael Willis
	Title:	Managing Director

Third Amendment to Credit Agreement of Noble Energy, Inc. - Signature Page

LENDER SIGNATURE PAGE TO THIRD AMENDMENT

RELATING TO THE CREDIT AGREEMENT OF

NOBLE ENERGY, INC.

DBS BANK LTD.

by	/s/ Yeo-How Ngee
	Name:	Yeo-How Ngee
	Title:	Managing Director

Third Amendment to Credit Agreement of Noble Energy, Inc. - Signature Page

LENDER SIGNATURE PAGE TO THIRD AMENDMENT

RELATING TO THE CREDIT AGREEMENT OF

NOBLE ENERGY, INC.

Fifth Third Bank

By:	/s/ Larry Hayes
	Name:	Larry Hayes
	Title:	Director

For any Lender requiring a second signature block:

By:
Name:
Title:

Third Amendment to Credit Agreement of Noble Energy, Inc. - Signature Page

LENDER SIGNATURE PAGE TO THIRD AMENDMENT

RELATING TO THE CREDIT AGREEMENT OF

NOBLE ENERGY, INC.

ING Capital LLC, as Lender

By:	/s/ Scott Lamoreaux
	Name:	Scott Lamoreaux
	Title:	Director

By:	/s/ Charles Hall
	Name:	Charles Hall
	Title:	Managing Director

Third Amendment to Credit Agreement of Noble Energy, Inc. - Signature Page

LENDER SIGNATURE PAGE TO THIRD AMENDMENT

RELATING TO THE CREDIT AGREEMENT OF

NOBLE ENERGY, INC.

MORGAN STANLEY BANK, N.A.:

By:	/s/ Michael King
	Name:	Michael King
	Title:	Authorized Signatory

Third Amendment to Credit Agreement of Noble Energy, Inc. - Signature Page

LENDER SIGNATURE PAGE TO THIRD AMENDMENT

RELATING TO THE CREDIT AGREEMENT OF

NOBLE ENERGY, INC.

Natixis, New York Branch, as a Lender

By:	/s/ Timothy Polvado
	Name:	Timothy Polvado
	Title:	Managing Director

By:	/s/ Leila Zomorrodian
	Name:	Leila Zomorrodian
	Title:	Director

Third Amendment to Credit Agreement of Noble Energy, Inc. - Signature Page

LENDER SIGNATURE PAGE TO THIRD AMENDMENT

RELATING TO THE CREDIT AGREEMENT OF

NOBLE ENERGY, INC.

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ John Engel
	Name:	John Engel
	Title:	Vice President

Third Amendment to Credit Agreement of Noble Energy, Inc. - Signature Page

LENDER SIGNATURE PAGE TO THIRD AMENDMENT

RELATING TO THE CREDIT AGREEMENT OF

NOBLE ENERGY, INC.

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Kristan Spivey
	Name:	Kristan Spivey
	Title:	Authorized Signatory

Third Amendment to Credit Agreement of Noble Energy, Inc. - Signature Page

LENDER SIGNATURE PAGE TO THIRD AMENDMENT

RELATING TO THE CREDIT AGREEMENT OF

NOBLE ENERGY, INC.

BANK OF CHINA, NEW YORK BRANCH

By:	/s/ Raymond Qiao
	Name:	Raymond Qiao
	Title:	Executive Vice President

Third Amendment to Credit Agreement of Noble Energy, Inc. - Signature Page

BMO HARRIS FINANCING, INC., as a Lender

By:	/s/ Matthew Davis
	Name:	Matthew Davis
	Title:	Director

Third Amendment to Credit Agreement of Noble Energy, Inc. - Signature Page

SCHEDULE II

SCHEDULE OF COMMITMENTS

NAME OF LENDER	COMMITMENTS
JPMorgan Chase Bank, N.A.	$265,000,000.00
Citibank, N.A.	$265,000,000.00
Bank of America, N.A.	$265,000,000.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$265,000,000.00
Mizuho Bank, Ltd.	$265,000,000.00
DNB Capital LLC	$265,000,000.00
Barclays Bank PLC	$151,000,000.00
Compass Bank	$151,000,000.00
Deutsche Bank AG New York Branch	$151,000,000.00
Export Development Canada	$151,000,000.00
Goldman Sachs Bank USA	$151,000,000.00
Societe Generale	$151,000,000.00
Sumitomo Mitsui Banking Corporation	$151,000,000.00
The Toronto-Dominion Bank, New York Branch	$151,000,000.00
The Bank of Nova Scotia, Houston Branch	$151,000,000.00
Wells Fargo Bank, National Association	$151,000,000.00
ABN AMRO Capital USA LLC	$75,000,000.00
Branch Banking and Trust Company	$75,000,000.00
Crédit Agricole Corporate and Investment Bank	$75,000,000.00
DBS Bank Ltd.	$75,000,000.00
Fifth Third Bank	$75,000,000.00
ING Capital LLC	$75,000,000.00
Morgan Stanley Bank, N.A.	$75,000,000.00
Natixis, New York Branch	$75,000,000.00
PNC Bank, National Association	$75,000,000.00
Royal Bank of Canada	$75,000,000.00
Bank of China, New York Branch	$75,000,000.00
BMO Harris Financing, Inc.	$75,000,000.00

TOTAL	$4,000,000,000.00

Schedule II

SCHEDULE IIA

SCHEDULE OF SWINGLINE COMMITMENTS

NAME OF SWINGLINE LENDER	SWINGLINE COMMITMENTS
JPMorgan Chase Bank, N.A.	$200,000,000
Citibank, N.A.	$200,000,000
Bank of America, N.A.	$200,000,000

TOTAL	$600,000,000

Schedule IIA

SCHEDULE IIB

SCHEDULE OF LC COMMITMENTS

NAME OF ISSUING BANK	LC COMMITMENTS
JPMorgan Chase Bank, N.A.	$75,000,000
Citibank, N.A.	$75,000,000
Bank of America, N.A.	$75,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$75,000,000
Mizuho Bank, Ltd.	$75,000,000
DNB Bank ASA, New York Branch	$75,000,000

TOTAL	$450,000,000

Schedule IIB

Amendments to Credit Agreement

[Attached]

EXHIBIT A

CREDIT AGREEMENT

dated as of October 14, 2011,

among

NOBLE ENERGY, INC.,

as the Borrower,

JPMORGAN CHASE BANK, N.A.,

as the Administrative Agent for the Lenders,

CITIBANK N.A.,

as the Syndication Agent for the Lenders,

BANK OF AMERICA, N.A.,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

MIZUHO BANK, LTD.,

and

DNB BANK ASA, NEW YORK BRANCH

as the Documentation Agents for the Lenders,

and

CERTAIN COMMERCIAL LENDING INSTITUTIONS,

as the Lenders

JPMORGAN CHASE BANK, N.A.,

CITIGROUP GLOBAL MARKETS INC.,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

MIZUHO BANK, LTD.

and

DNB MARKETS, INC.

as Lead Arrangers and Bookrunners

i

ii

SCHEDULES AND EXHIBITS

SCHEDULE I	-	Disclosure Schedule
SCHEDULE II	-	Schedule of Commitments
SCHEDULE IIA	-	Schedule of Swingline Commitments
SCHEDULE IIB	-	Schedule of LC Commitments
SCHEDULE III	-	Issued Letters of Credit
SCHEDULE 6.8	-	Subsidiaries
SCHEDULE 7.2.2	-	Existing Liens

EXHIBIT 2.5	-	Form of Borrowing Request
EXHIBIT 2.6	-	Form of Continuation/Conversion Notice
EXHIBIT 2.8	-	Form of Note
EXHIBIT 2.9	-	Notice of Commitment Increase
EXHIBIT 2.12	-	Form of Agreement Supplement
EXHIBIT 10.10	-	Form of Lender Assignment Agreement

iii

CREDIT AGREEMENT

THIS CREDIT AGREEMENT, dated as of October 14, 2011, is among NOBLE ENERGY, INC., a Delaware corporation (the “Borrower”), JPMORGAN CHASE BANK, N.A., as administrative agent, CITIBANK, N.A, as syndication agent (in such capacity, together with any successor(s) thereto in such capacity, the “Syndication Agent”), BANK OF AMERICA, N.A., THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., MIZUHO BANK, LTD. and DNB BANK ASA, NEW YORK BRANCH, as documentation agents (in such capacity, together with any successor(s) thereto in such capacity, individually, a “Documentation Agent” and, collectively, the “Documentation Agents”), and the LENDERS party hereto.

W I T N E S S E T H:

In consideration of the premises and mutual covenants herein contained the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1    Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Administrative Agent” means JPMorgan, in its capacity as administrative agent hereunder and under the other Loan Documents, and includes each other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to Section 9.4.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power (a) to vote 20% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agents” means the Administrative Agent, the Syndication Agent, and the Documentation Agents, together with any successors in any such capacities.

“Agreement” means, on any date, this Credit Agreement as originally in effect on the Original Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

“Agreement Supplement” is defined in Section 2.12.1(b).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its subsidiaries from time to time concerning bribery or corruption.

“Applicable Facility Fee Rate” means on any date the number of basis points per annum (based on a year of 360 days) set forth below based on the Applicable Rating Level on such date:

Applicable Rating Level	Applicable Facility Fee Rate
Level I	10.0
Level II	12.5
Level III	17.5
Level IV	20.0
Level V	25.0

Changes in the Applicable Facility Fee Rate will occur automatically without prior notice.

“Applicable Margin” means on any date and with respect to each Eurodollar Loan, Base Rate Loan or Swingline Loan, as applicable, the number of basis points per annum set forth below based on the Applicable Rating Level on such date:

Applicable Rating Level	Applicable Margin for Eurodollar Loans	Applicable Margin for Base Rate Loans
Level I	90.0	0.0
Level II	100.0	0.0
Level III	107.5	7.5
Level IV	130.0	30.0
Level V	150.0	50.0

Changes in the Applicable Margin will occur automatically without prior notice.

“Applicable Rating Level” means (i) at any time that Moody’s and S&P have the equivalent rating or split ratings of not more than one rating differential of the Borrower’s senior unsecured, non-credit enhanced long-term debt, the level set forth in the chart below under the heading “Applicable Rating Level” opposite the rating under the heading “Moody’s” or “S&P” which is the higher of the two if split ratings or opposite the ratings under the headings “Moody’s” and “S&P” if equivalent, and (ii) at any time that Moody’s and S&P have split ratings of more than one rating differential of the Borrower’s senior unsecured, non-credit enhanced long-term debt, the level set forth in the chart below under the “Applicable Rating Level” opposite the rating under the heading “Moody’s” or “S&P” which is one rating lower than the higher of the two split ratings.

Applicable Rating Level	Moody’s	S&P
Level I	≥A3	≥A-
Level II	Baal	BBB+
Level III	Baa2	BBB
Level IV	Baa3	BBB-
Level V	≤Bal	≤BB+

For example, if the Moody’s rating is Baal and the S&P rating is BBB, Level II shall apply.

For purposes of the foregoing, (i) “≥” means a rating equal to or more favorable than; “≤” means a rating equal to or less favorable than; “>” means a rating greater than; “<” means a rating less than; (ii) if a rating for the Borrower’s senior unsecured, non-credit enhanced long-term debt is not available from one of the Rating Agencies, the Applicable Rating Level will be based on the rating of the other Rating Agency; (iii) if ratings for the Borrower’s senior unsecured, non-credit enhanced long-term debt is available from neither S&P nor Moody’s, Level V shall be deemed applicable; (iv) if determinative ratings shall change (other than as a result of a change in the rating system used by any applicable Rating Agency) such that a change in Applicable Rating Level would result, such change shall effect a change in Applicable Rating Level as of the day on which it is first announced by the applicable Rating Agency, and any change in the Applicable Margin or percentage used in calculating fees due hereunder shall apply commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change; (v) if the rating system of any of the Rating Agencies shall change prior to the date all obligations hereunder have been paid and the Commitments canceled, the Borrower and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system, and pending such amendment, if no Applicable Rating Level is otherwise determinable based upon the foregoing, Level V shall apply; and (vi) in the event that either S&P or Moody’s is no longer in the business of providing ratings, Fitch shall be substituted for such entity for the purposes of this definition.

“Approved Fund” is defined in Section 10.10.1.

“Arrangers” means JPMorgan, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the Third Amendment Effective Date), The Bank of Tokyo-Mitsubishi UFJ, Ltd., a member of MUFG, a global finance group, Mizuho Bank, Ltd. and DNB Markets, Inc., each in its capacity as a lead arranger and joint bookrunner of the facility contemplated by this Agreement.

“ASC Topic 815” means FASB Accounting Standards Codification Topic 815 (formerly FAS 133) entitled “Derivatives and Hedging” issued by the Financial Accounting Standards Board in March of 2008, as amended from time to time.

“ASK Rate” means, on any date, a fluctuating rate per annum equal to the “ASK” rate for Federal Funds appearing on the appropriate Reuters screen (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes rate quotations comparable to those currently provided on such Reuters screen page for purposes of providing quotations of the offer rates applicable to Federal Funds for a term of one Business Day) at the time reviewed by the Administrative Agent. In the event that such rate is not available at such time for any reason, then such rate will be the rate agreed to between the Administrative Agent, each Swingline Lender and the Borrower. The Borrower understands and agrees that the rate quoted from Reuters (or any successor or substitute thereto) is a real-time rate that changes from time to time, but that the Administrative Agent will set the ASK Rate no more than once per Business Day. The rate used for the purpose of setting the interest rate for a Swingline Loan will be the rate on the appropriate Reuters screen page (or any successor or substitute thereto) at the time reviewed by the Administrative Agent for purposes of setting such rate and will not give effect to any changes thereto after such time or to any average or composite of rates for that day. Changes in the rate of interest on that portion of any Loans maintained as ASK Rate Loans will take effect simultaneously with each such setting of the ASK Rate.

“ASK Rate Loan” means a Swingline Loan bearing interest at a fluctuating rate determined by reference to the ASK Rate.

“Assignee Lender” is defined in Section 10.10.1.

“Authorized Officer” means, relative to the Borrower, the President, any Senior Vice President, the Treasurer or the Secretary of the Borrower, or any other officer of the Borrower specified as such to the Administrative Agent in writing by any of the aforementioned officers of the Borrower.

“Availability Period” means the period from and including the Original Effective Date to but excluding the Maturity Date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of an Undisclosed Administration or any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority; provided, however, that such Undisclosed Administration or ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any agreements made by such Person.

“Base Rate” means, on any date, a fluctuating rate of interest per annum equal to the highest of (a) the Prime Rate in effect on such date; (b) the NYFRB Rate in effect on such date plus 1/2% per annum; and (c) the Eurodollar Rate on such day (or if such day is not a Business Day, on the immediately preceding Business Day) for deposits in Dollars with a maturity of one month plus 1.0% per annum. For purposes of clause (c) above, the Eurodollar Rate on any day shall be based on the LIBO Screen Rate (or, if the LIBO Screen Rate is not available for a maturity of one month with respect to Dollars but is available for periods both longer and shorter than such period, the Interpolated Rate) at approximately 11:00 a.m., London time, on such day for deposits in Dollars with a maturity of one month; provided that if such rate shall be less than zero, such rate shall be deemed to be zero. Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Eurodollar Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Eurodollar Rate, respectively. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Base Rate.

“Base Rate Loan” means a Loan bearing interest at a fluctuating rate determined by reference to the Base Rate.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” is defined in the preamble, and includes its permitted successors and assigns.

“Borrowing” means any extension of credit (as opposed to any continuation or conversion thereof) made by the Lenders by way of Loans.

“Borrowing Date” means a date on which a Borrowing is made hereunder.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.5, which, if in writing, shall be substantially in the form of Exhibit 2.5 hereto or any other form approved by the Administrative Agent.

“Business Day” means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York or Houston, Texas; provided that, relative to the making, continuing, prepaying or repaying of any Eurodollar Borrowing, such day is also a day on which dealings in Dollars are carried on in the London Eurodollar interbank market.

“Capitalization” means, at any time, the sum, at such time, of (i) Debt plus (ii) Stockholders’ Equity.

“Capitalized Lease Liabilities” means all monetary obligations under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Cash Collateralize” means to deposit into an account over which the Administrative Agent has exclusive dominion and control and exclusive right of withdrawal, or to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Banks or Lenders, as collateral for LC Exposure or obligations of Lenders to fund participations in respect of LC Exposure, cash or deposit account balances or, if the Administrative Agent and each applicable Issuing Bank shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and each applicable Issuing Bank. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“Change in Control” means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Borrower.

“Change in Law” means the occurrence, after the Third Amendment Effective Date, of any of the following: (a) the adoption or taking effect of any rule, regulation, treaty or other law, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“CI Lender” is defined in Section 2.9(a).

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Commitment” means, as to any Lender, the obligation, if any, of such Lender to make Revolving Loans pursuant to Section 2.1.1 of this Agreement, to acquire participations in Letters of Credit pursuant to Section 2.11 of this Agreement, and to acquire participations in Swingline Loans pursuant to Section 2.1.2 of this Agreement, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder up to but not exceeding the amount, if any, set forth opposite such Lender’s name on Schedule II, as the same may be reduced, increased or adjusted from time to time in accordance with this Agreement, including Sections 2.3 and 2.9.

“Commitment Increase” is defined in Section 2.9(a).

“Commitment Increase Effective Date” is defined in Section 2.9(b).

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein that is distributed to the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to Section 10.2, including through the Platform.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consenting Lender” is defined in Section 2.10(a).

“Consolidated Subsidiary” means, as of any date, any subsidiary of the Borrower the accounts of which would be consolidated with those of the Borrower in the financial statements of the Borrower prepared in accordance with GAAP if such statements were prepared as of such date.

“Consolidated Net Tangible Assets” means (a) the total assets of the Borrower and its Subsidiaries as of the end of the most recent Fiscal Quarter for which a consolidated balance sheet of the Borrower and its Subsidiaries is available, minus (b) all current liabilities (excluding the current portion of any long-term debt) of the Borrower and its Subsidiaries reflected on such balance sheet, minus (c) total goodwill and other intangible assets of the Borrower and its Subsidiaries reflected on such balance sheet, minus (d) any Project Assets of the Borrower and its Subsidiaries reflected on such balance sheet, all calculated on a consolidated basis in accordance with GAAP.

“Continuation/Conversion Notice” means a notice of continuation or conversion duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit 2.6 hereto or any other form approved by the Administrative Agent.

“Controlled Group” means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

“Debt” means, at any time, the consolidated Indebtedness of the Borrower and its Subsidiaries outstanding at such time; provided that if any Indebtedness of an Exempted Subsidiary has recourse to the Borrower or a Subsidiary or their respective assets (other than any such recourse in respect of Project Assets in connection with Exempted Subsidiary Indebtedness), then to the extent of such recourse (in the case of recourse to assets, based on the book value of such assets) such Indebtedness shall be treated as Debt of the Borrower or such Subsidiary, as applicable.

“Default” means any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

“Default Margin” means two percent (2%) per annum.

“Defaulting Lender” means, subject to Section 2.13(f), any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to the Administrative Agent, any Issuing Bank, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing and including the particular default, if any) has not been satisfied, (b) has notified the Borrower, the Administrative Agent, any Issuing Bank, any Swingline Lender or any other Lender in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified in such writing or public statement and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after written request by the Administrative Agent, any Issuing Bank, any Swingline Lender or the Borrower, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such certification by the Administrative Agent, such Issuing Bank, such Swingline Lender, such other Lender or the Borrower, as applicable, in form and substance satisfactory to it, or (d) has, or has a direct or indirect parent company that has, become the subject of (i) a Bankruptcy Event or (ii) a Bail-In Action.

“Disclosure Schedule” means the Disclosure Schedule attached hereto as Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Administrative Agent and the Required Lenders.

“Documentation Agent” and “Documentation Agents” are defined in the preamble.

“Dollar” and the sign “$” mean lawful money of the United States.

“Domestic Office” means, relative to any Lender, the office of such Lender designated as such in its Administrative Questionnaire or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Environmental Law” means any federal, state, or local statute, or rule or regulation promulgated thereunder, any judicial or administrative order or judgment to which the Borrower or any of its subsidiaries is party or which are applicable to the Borrower or any of its subsidiaries (whether or not by consent), and any provision or condition of any governmental permit, license or other operating authorization, relating to protection of the environment, persons or the public welfare from actual or potential exposure for the effects of exposure to any actual or potential release, discharge, spill or emission (whether past or present) of, or regarding the manufacture, processing, production, gathering, transportation, importation, use, treatment, storage or disposal of, any chemical, raw material, pollutant, contaminant or toxic, corrosive, hazardous, or non-hazardous substance or waste, including petroleum.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurodollar Borrowing” means Revolving Loans that are Eurodollar Loans made, converted or continued on the same date and as to which a single Interest Period is in effect.

“Eurodollar Loan” means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the Eurodollar Rate.

“Eurodollar Office” means, relative to any Lender, the office of such Lender designated as such in its Administrative Questionnaire or designated in the Lender Assignment Agreement or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining Eurodollar Loans of such Lender hereunder.

“Eurodollar Rate” means, with respect to any Eurodollar Loan for any Interest Period, the interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1.0%) equal to (a) the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, provided that if no LIBO Screen Rate shall be available at such time for such Interest Period but LIBO Screen Rates shall be available for maturities both longer and shorter than such Interest Period, then the rate under this clause (a) for such Interest Period shall be the Interpolated Rate at such time, multiplied by (b) the Statutory Reserve Rate; provided that if the Eurodollar Rate, determined as set forth above, shall be less than zero, such rate shall be deemed to be zero.

“Event of Default” is defined in Section 8.1.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any obligation of any Loan Party hereunder (each, a “Recipient”) or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by a Loan Party under Section 4.10) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.6, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.6.5 and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Exempted Subsidiary” means (a) any Project Subsidiary and (b) any Unrestricted Midstream Subsidiary.

“Existing Credit Agreement” means this Agreement as in effect immediately prior to the Third Amendment Effective Date.

“Extension Confirmation Date” is defined in Section 2.10(b).

“Extension Effective Date” is defined in Section 2.10(b).

“Extension Request” is defined in Section 2.10(a).

“Facility” is defined in Section 2.1.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among governmental authorities and implementing such Sections of the Code.

“Federal Funds Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided, that, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Financial Letter of Credit” means any Letter of Credit that is not a Performance Letter of Credit.

“Fiscal Quarter” means any quarter of a Fiscal Year.

“Fiscal Year” means any period of twelve consecutive calendar months ending on December 31.

“Fitch” means Fitch Ratings Inc. and any successor thereto that is a nationally-recognized rating agency.

“Foreign Borrower” means any direct or indirect wholly-owned Subsidiary of the Borrower formed in a jurisdiction outside of the United States reasonably acceptable to the Administrative Agent and each of the Lenders participating in the applicable Foreign Borrower Sub-Facility that becomes a party to this Agreement pursuant to Section 2.12.

“Foreign Borrower Sub-Facility” is defined in Section 2.12.1(a).

“F.R.S. Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“GAAP” is defined in Section 1.4.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guaranteed Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person’s Guaranteed Liability shall be the lesser of (i) the limitation on such Person’s liability, if any, set forth in such agreement, undertaking or arrangement or (ii) the outstanding principal amount of the Indebtedness guaranteed thereby. Guaranteed Liabilities shall exclude any act or agreement in connection with any financing of a project owned by any Person that either (A) guarantees performance of the acquisition, improvement, installation, design, engineering, construction, development, completion, maintenance or operation of, or otherwise affects any such act in respect of, all or a portion of the project that is financed, except during any period, and then only to the extent, that such act or agreement is a guarantee of payment of such financing or (B) the obligation to pay or perform under which is contingent upon the occurrence of an event or condition which has not occurred, other than notice, the passage of time or such financing or any part thereof becoming due; provided, however, to the extent that any partial payment is required to be made under any such act or agreement providing for a contingent payment obligation as described in clause (B) above, “Guaranteed Liability” shall be deemed to include an amount equal to four (4) times such amount required to be paid during the Fiscal Quarter most recently ended, up to the full amount of the Guaranteed Liability as specified in the immediately preceding sentence.

“Hazardous Material” means: (i) any “hazardous substance”, as defined by CERCLA; (ii) any “hazardous waste”, as defined by the Resource Conservation and Recovery Act, as amended; (iii) any petroleum, crude oil or any fraction thereof; (iv) any hazardous, dangerous or toxic chemical, material, waste or substance within the meaning of any Environmental Law; (v) any radioactive material, including any naturally occurring radioactive material, and any source, special or by-product material as defined in 42 U.S.C. § 2011 et. seq., and any amendments or reauthorizations thereof; (vi) asbestos-containing materials in any form or condition; or (vii) polychlorinated biphenyls in any form or condition.

“Hedging Obligations” means, with respect to any Person, all liabilities of such Person under derivative contracts, including interest rate or commodity swap agreements, interest rate or commodity cap agreements and interest rate or commodity collar agreements, and all similar agreements or arrangements.

“Herein”, “hereof”, “hereto”, “hereunder” and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

“Including” means including without limiting the generality of any description preceding such term.

“Indebtedness” of any Person means, without duplication: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (b) all obligations relative to banker’s acceptances issued for the account of such Person; (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities; (d) all obligations of such Person to pay the deferred purchase price of property or services (except accounts payable arising in the ordinary course of business); (e) Indebtedness of others of the type described in clauses (a), (b), (c) or (d) above secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such Indebtedness shall have been assumed by such Person or is limited in recourse (such Indebtedness being the lesser of (i) the value of such property on the books of such Person or (ii) the outstanding principal amount of such Indebtedness); and (f) all Guaranteed Liabilities of such Person in respect of any of the foregoing. For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership for which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in such other Person, except to the extent that such Indebtedness by its terms expressly provides that such Person is not liable therefor.

“Indemnified Liabilities” is defined in Section 10.4.

“Indemnified Parties” is defined in Section 10.4.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) of this definition, Other Taxes.

“Information” is defined in Section 10.12.

“Interest Period” means, with respect to Eurodollar Borrowings, the period beginning on (and including) the date on which such Eurodollar Borrowing is made or continued as, or converted into, a Eurodollar Borrowing pursuant to Section 2.5 or 2.6 and shall end on (but exclude) the day which is one week thereafter or which numerically corresponds to such date one, two, three, six or twelve months thereafter, or such other time period acceptable to each Lender, in each case, as the Borrower may select in its relevant notice pursuant to Section 2.5, provided, however, that (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than ten different dates; (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless, other than in the case of a one-week Interest Period, such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); (c) any Interest Period (other than in a one-week Interest Period) that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period; and (d) no Interest Period may end later than the Maturity Date.

“Interpolated Rate” means, at any time, with respect to any Interest Period or with respect to any determination of the Base Rate pursuant to clause (c) of the definition thereof, a rate per annum that results from interpolating on a linear basis between (a) the applicable LIBO Screen Rate for the longest maturity for which a LIBO Screen Rate is available that is shorter than the applicable period and (b) the applicable LIBO Screen Rate for the shortest maturity for which a LIBO Screen Rate is available that is longer than the applicable period, in each case, as of the time as of which the LIBO Screen Rate for the applicable period is otherwise required to be determined.

“Issuing Bank” means (a) each of JPMorgan, Citibank, N.A., Bank of America, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd., a member of MUFG, a global financial group, Mizuho Bank, Ltd. and DNB Bank ASA, New York Branch, in its capacity as the issuer of Letters of

Credit hereunder, and their respective successors in such capacity as provided in Section 2.11(i), as well as (b) any other Lender that, at the request of the Borrower and with the consent of the Administrative Agent, agrees, in such Lender’s discretion, to become an Issuing Bank for purposes of issuing Letters of Credit pursuant to Section 2.11. In connection with any Lender becoming an Issuing Bank after the Third Amendment Effective Date, Schedule IIB may be amended by the Administrative Agent, the Borrower and such Issuing Bank to set forth the LC Commitment of such Issuing Bank. An Issuing Bank may, with the prior written consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed), arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each reference herein to the “Issuing Bank” shall be deemed to be a reference to the relevant Issuing Bank.

“JPMorgan” means JPMorgan Chase Bank, N.A., and includes its successors and assigns.

“LC Commitment” means, with respect to each Issuing Bank, the obligation of such Issuing Bank to issue Letters of Credit pursuant to Section 2.11 of this Agreement, initially in the amount set forth opposite such Issuing Bank’s name on Schedule IIB (as it may be amended from time to time by the Administrative Agent, the Borrower and such Issuing Bank).

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower and each Foreign Borrower at such time. The LC Exposure of any Lender at any time shall be its Percentage of the total LC Exposure at such time, adjusted to give effect to any reallocation under Section 2.13 of the LC Exposures of Defaulting Lenders in effect at such time.

“Lender Assignment Agreement” means a Lender Assignment Agreement substantially in the form of Exhibit 10.10 hereto.

“Lender Certificate” is defined in Section 2.9.

“Lenders” means the financial institutions listed on the signature pages hereto, each CI Lender and their respective successors and assigns in accordance with Section 10.10 (including any commercial lending institution or other Person becoming a party hereto pursuant to a Lender Assignment Agreement) or otherwise by operation of law. Unless the context otherwise requires, the term “Lenders” shall include the Swingline Lender.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement or letter of credit listed on Schedule III hereto.

“LIBO Screen Rate” means, for any date and time, with respect to any Eurodollar Loan for any Interest Period, or with respect to any determination of the Base Rate pursuant to clause (c) of the definition thereof, the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate)

for deposits in Dollars (for delivery on the first day of such period) for a period equal in length to such the applicable period as displayed on the Reuters screen page that displays such rate (currently page LIBOR01 or LIBOR02) or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that published such rate from time to time as selected by the Administrative Agent from time to time as an authorized information vendor for the purpose of displaying such rates in its reasonable discretion.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or the performance of an obligation.

“Loan Documents” means this Agreement, each Agreement Supplement, each Parent Guarantee, any note issued pursuant to Section 2.8(f), any agreement entered into by the Borrower and the Administrative Agent pursuant to Section 2.9(f), 2.10(d) or 2.12.4 and, other than for purposes of Section 10.1, each Borrowing Request, each Continuation/Conversion Notice, any Letter of Credit or related document and all other agreements and instruments from time to time executed and delivered by the Borrower or any Foreign Borrower pursuant to or in connection with any of the foregoing.

“Loan Party” means the Borrower and any Foreign Borrower.

“Loans” means the loans made by the Lenders to the Borrower or a Foreign Borrower pursuant to this Agreement, including, without limitation, Revolving Loans and Swingline Loans.

“Margin Stock” means “margin stock” within the meaning of Regulation U.

“Material Adverse Effect” means a material adverse effect on (i) the business, property, financial condition or results of operations of the Borrower and its consolidated Subsidiaries, taken as a whole, or (ii) the ability of the Borrower or a Foreign Borrower to perform its payment obligations under any of the Loan Documents.

“Material Subsidiary” means each Subsidiary of the Borrower now existing or hereafter acquired or formed by the Borrower that (a) on a consolidated basis for such Subsidiary and its Subsidiaries, as of the last day of any Fiscal Quarter, was the owner of more than five percent (5%) of the Consolidated Net Tangible Assets of the Borrower and its Subsidiaries or (b) is a Foreign Borrower.

“Maturity Date” means the earlier of:

(a)    the fifth anniversary of the Third Amendment Effective Date and, for any Lender agreeing to extend its Maturity Date pursuant to Section 2.10, the applicable anniversary thereof to which the Maturity Date of such Lender has been extended;

(b)    the date on which the Total Commitment is terminated in full or reduced to zero pursuant to the terms of Section 2.3;

(c)    the date on which the Commitments are terminated in full and reduced to zero pursuant to the terms of Article VIII; and

(d)    the date on which the Obligations have become due and payable in full pursuant to the terms of Article VIII.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally-recognized rating agency.

“NBLX” means Noble Midstream Partners LP, a Delaware limited partnership, and its successors.

“NBLX Subsidiary” means any subsidiary of NBLX.

“New Funds Amount” is defined in Section 2.9(d).

“Non-Consenting Lender” is defined in Section 2.10(a).

“Notice of Commitment Increase” is defined in Section 2.9(b).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day; provided that if both such rates are not so published for any day that is a Business Day, the term “NYFRB Rate” shall mean the rate quoted for such day for a federal funds transaction at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided that if such rate shall be less than zero, the NYFRB Rate shall be deemed to be zero.

“Obligations” means all obligations (monetary or otherwise) of the Borrower and each Foreign Borrower, including any Revolving Credit Exposure, arising under or in connection with this Agreement and each other Loan Document.

“Organic Document” means, relative to the Borrower or any other Person, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock.

“Original Effective Date” means October 14, 2011.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 4.10).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.–managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate); provided that if such rate shall be less than zero, the Overnight Bank Funding Rate shall be deemed to be zero.

“Parent Guarantee” is defined in Section 2.12.2.

“Participant” is defined in Section 10.10.2.

“Participant Register” is defined in Section 10.10.2.

“Payment Date” is defined in Section 3.2.3.

“Payment Office” means such office and, as appropriate, account, as the Administrative Agent may from time to time notify specify to the Borrower and the Lenders as its “Payment Office” for purposes hereof.

“PBGC” means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

“Pension Plan” means a “pension plan”, as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than any multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

“Percentage” means, with respect to any Lender, the percentage of the Total Commitments represented by such Lender’s Commitment, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreements executed by such Lender and its Assignee Lenders and delivered pursuant to Section 10.10, or any decreases in Commitments made in accordance with this Agreement, or as such percentage may be adjusted from time to time pursuant to Section 2.9. If the Commitments have terminated or expired, the Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments or other adjustments.

“Performance Letter of Credit” means any Letter of Credit which represents an irrevocable obligation to the beneficiary on the part of the issuer to make payment on account of any default by the account party in the performance of a non-financial or commercial obligation.

“Person” means any natural person, corporation, partnership, firm, association, trust, Governmental Authority or any other entity, whether acting in an individual, fiduciary or other capacity.

“Plan” means any Benefit Plan, Pension Plan or Welfare Plan.

“Platform” is defined in Section 10.2(d).

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan as its prime rate in effect at its principal office in New York City. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Project” means a project constituting and/or directly related to oil, gas and energy exploration, development and/or production in the eastern Mediterranean Sea and such infrastructure, transportation, processing, marketing and/or other handling activities as may be incidental or related thereto.

“Project Assets” means (a) the assets of each Project Subsidiary (including equity interests of another Project Subsidiary) and (b) any assets of the Borrower and its Subsidiaries to the extent directly related to the Project (including equity interests in Project Subsidiaries but excluding any tangible assets (other than platforms, equipment, deposit accounts, documents and records) not located in the geographic vicinity of the eastern Mediterranean Sea) at any time directly or indirectly made subject to a Lien in favor of any Person as collateral security for Indebtedness of a Project Subsidiary.

“Project Subsidiary” means any subsidiary of the Borrower (a) the assets of which consist principally of assets related to the Project or equity interests of another Project Subsidiary and (b) that has been designated by the Borrower as a “Project Subsidiary” by written notice to the Administrative Agent.

“Project Subsidiary Indebtedness” means any Indebtedness of Project Subsidiaries to the extent that such Indebtedness is not recourse to the Borrower, any Subsidiary or any of their respective assets (in each case, other than recourse in respect of Project Assets).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Quarterly Payment Date” means the last day of each March, June, September, and December or, if any such day is not a Business Day, the next succeeding Business Day.

“Rating Agency” means either of S&P or Moody’s.

“Recipient” is defined in the definition of “Excluded Taxes”.

“Reducing Percentage Lender” is defined in Section 2.9(d).

“Reduction Amount” is defined in Section 2.9(d).

“Regulation U” means any of Regulations T, U or X of the F.R.S. Board from time to time in effect and shall include any successor or other regulations or official interpretations of the F.R.S. Board relating to the extension of credit for the purpose of purchasing or carrying Margin Stock and which is applicable to member banks of the Federal Reserve System or any successor Person.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” means a “release”, as such term is defined in CERCLA.

“Required Lenders” means, at any time, Lenders holding Revolving Credit Exposures and unused Commitments representing greater than 50% of the sum of aggregate amount of the Revolving Credit Exposures of all Lenders and the aggregate amount of unused Commitments of all Lenders at such time. The Revolving Credit Exposures and unused Commitments of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Resource Conservation and Recovery Act” means the Resource Conservation and Recovery Act, 42 U.S.C. Section 690, et q., as in effect from time to time.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Loans” means the loans provided for in Section 2.1.1 hereof.

“S&P” means Standard & Poor’s Global Ratings and any successor thereto that is a nationally-recognized rating agency.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, Canada, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person that the Borrower knows is owned 50% or more by any such Person or Persons described in the foregoing clause (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, Canada, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.

“SEC” means the United States Securities and Exchange Commission.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, established by the F.R.S. Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the F.R.S. Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Stockholders’ Equity” means, as of any time, (a) shareholders’ equity of the Borrower and its Subsidiaries as of the end of the most recent Fiscal Quarter for which a consolidated balance sheet of the Borrower and its Subsidiaries is available, calculated on a consolidated basis in accordance with GAAP, plus (b) the absolute cumulative amount by which such shareholders’ equity shall have been reduced by reason of non-cash write downs of oil and gas assets (i) in the amount included in Exhibit A of the compliance certificate delivered by the Borrower for the quarter ending June 30, 2015 (for the avoidance of doubt, not to exceed the amount specified on Annex A to the Second Amendment to this Agreement, dated as of August 27, 2015, among the Borrower, the Foreign Borrower party thereto, the Administrative Agent and the Lenders party thereto) and (ii) from time to time after June 30, 2015 and (c) either plus the amount by which such shareholders’ equity shall have been reduced by reason of any non-cash loss or minus the amount by which such shareholders’ equity shall have been increased by reason of any non-cash gain, in either case from changes in mark-to-market value of hedges, net of Tax, resulting from the requirements of ASC Topic 815.

“Subsidiary” means any subsidiary of the Borrower other than an Exempted Subsidiary.

“subsidiary” means, with respect to any Person, (a) any corporation, limited liability company or other business entity of which more than 50% of the outstanding equity interests having ordinary voting power to elect a majority of the board of directors (or persons performing similar functions) of such corporation, limited liability company or other business entity (irrespective of whether at the time equity interests of any other class or classes of such corporation, limited liability company or other business entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other subsidiaries of such Person, or by one or more other subsidiaries of such Person and (b) any partnership of which such Person, such Person and one or more other subsidiaries of such Person, or one or more other subsidiaries of such Person holds more than 50% of the outstanding general partner interests.

“Swingline Commitment” means, with respect to each Swingline Lender, the obligation of such Swingline Lender to make Swingline Loans pursuant to Section 2.1.2, initially in the amount set forth opposite such Swingline Lender’s name on Schedule IIA (as it may be amended from time to time by the Administrative Agent, the Borrower and such Swingline Lender).

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be the sum of (a) such Lender’s Percentage of the total Swingline Exposure at such time (excluding, the case of any Swingline Lender, Swingline Loans made by it that are outstanding at such time to the extent the other Lenders shall not have funded their participations in such Swingline Loans), adjusted to give effect to any reallocation under Section 2.13 of the Swingline Exposures of Defaulting Lenders in effect at such time, plus (b) in the case of any Swingline Lender, the aggregate principal amount of all Swingline Loans made by such Swingline Lender to the extent that the other Lenders shall not have funded their participations in such Swingline Loans.

“Swingline Lenders” means (a) JPMorgan, Citibank, N.A. and Bank of America, N.A., each in its capacity as lender of Swingline Loans hereunder, and (b) any other Lender that, at the request of the Borrower and with the consent of the Administrative Agent, agrees, in such Lender’s discretion, to become a Swingline Lender for purposes of making Swingline Loans pursuant to Section 2.1.2. In connection with any Lender becoming a Swingline Lender as contemplated by clause (b) above, Schedule IIA may be amended by the Administrative Agent, the Borrower and such Swingline Lender to set forth the Swingline Commitment of such Swingline Lender.

“Swingline Loans” means the loans provided for in Section 2.1.2 hereof.

“Syndication Agent” is defined in the preamble.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Third Amendment” means the Third Amendment to this Agreement, dated as of March 9, 2018, among the Borrower, the Foreign Borrower party thereto, the Administrative Agent and the Lenders party thereto.

“Third Amendment Effective Date” has the meaning assigned to the term “Amendment Effective Date” in the Third Amendment.

“Total Commitment” means the aggregate of all the Lenders’ Commitments. As of the Third Amendment Effective Date, the Total Commitment is $4,000,000,000.

“Total Debt to Capitalization Ratio” means the ratio of (a) Debt to (b) Capitalization.

“Type” means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan, a Eurodollar Loan or an ASK Rate Loan.

“Undisclosed Administration” means, with respect to any Lender or its direct or indirect parent company, the appointment of an administrator or other similar supervisory official by a supervisory authority or regulator pursuant to the law of the country where such Lender or parent company, as applicable, is subject to home jurisdiction supervision if the applicable law of such country requires that such appointment not be publicly disclosed (and such appointment has not been publicly disclosed).

“United States” or “U.S.” means the United States of America, its fifty States and the District of Columbia.

“Unrestricted Midstream Subsidiary” means NBLX and each NBLX Subsidiary.

“USA Patriot Act” means Title III of Pub. L. 107-56 (signed into law October 26, 2001), as amended, reformed or otherwise modified from time to time.

“Welfare Plan” means a “welfare plan”, as such term is defined in section 3(1) of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.2    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders, writs and decrees, of all Governmental Authorities. Except as otherwise provided herein and unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document (including this Agreement and the other Loan Documents) shall, except as otherwise provided herein, be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), and all references to any statute shall be construed as referring to all rules, regulations, rulings and official interpretations promulgated or issued thereunder, and (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Borrowing Request, Continuation/Conversion Notice, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

SECTION 1.3    Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article, Section, Exhibit or Schedule are references to such Article, Section, Exhibit or Schedule of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

SECTION 1.4    Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.3) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles (“GAAP”) as in effect from time to time; provided that (i) if the Borrower, by notice to the Administrative Agent, shall request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent or the Required Lenders, by notice to the Borrower, shall request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (ii) notwithstanding any other provision contained herein, all accounting terms used herein or in any other Loan Document shall be interpreted, and all accounting determinations and computations hereunder or thereunder (including under Section 7.2.3) shall be made, (A) without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Accounting Standards Codification having a similar result or effect) (and related interpretations) to value any Indebtedness at “fair value”, as defined therein, (B) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) (and related interpretations) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof, and (C) without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of Financial Accounting Standards Board ASU No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015. Further, it is understood that, (x) as used in Sections 6.5, 7.1.1(a) and 7.1.1(b), the phrase “consolidated balance sheet of the Borrower and its Consolidated Subsidiaries” is understood to refer to consolidation of the assets and liabilities of the Borrower and its subsidiaries, including the Exempted Subsidiaries, and (y) as used in the defined terms Consolidated Net Tangible Assets and Stockholders’ Equity, the phrases “calculated on a consolidated basis” and “consolidated balance sheet of the Borrower and its Subsidiaries” are understood to exclude from consolidation the assets or, except to the extent such liabilities are recourse to the Borrower or its Subsidiaries (other than in respect of Project Assets), the liabilities of the Exempted Subsidiaries.

ARTICLE II

THE FACILITY AND BORROWING PROCEDURES

SECTION 2.1    Facility. The Lenders grant to the Borrower a credit facility (the “Facility”) pursuant to which, and upon the terms and subject to the conditions herein set out, from time to time during the Availability Period, (a) each Lender severally agrees (i) to make Revolving Loans in Dollars to the Borrower equal to such Lender’s Percentage of the aggregate amount of Revolving Loans requested by the Borrower to be made on such day, (ii) to participate in Letters of Credit, and (iii) to participate in Swingline Loans, and (b) each Swingline Lender agrees to make Swingline Loans in Dollars to the Borrower equal to its ratable portion of the aggregate amount of the Swingline Loans requested by the Borrower to be made on such day.

SECTION 2.1.1    Revolving Loans. Subject to the terms and conditions set forth herein, from time to time during the Availability Period, each Lender severally agrees to make Revolving Loans to the Borrower in an aggregate principal amount at any one time outstanding that will not result in (i) the Revolving Credit Exposure of any Lender exceeding such Lender’s Commitment or (ii) the sum of the total Revolving Credit Exposure exceeding the Total Commitment. Subject to the terms and conditions set forth herein, any Revolving Loan repaid prior to the Maturity Date may be reborrowed pursuant to the terms of this Agreement.

SECTION 2.1.2    Swingline Loans. Subject to the terms and conditions set forth herein, from time to time during the Availability Period, each Swingline Lender severally agrees to make Swingline Loans to the Borrower in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans made by such Swingline Lender exceeding such Swingline Lender’s Swingline Commitment, (ii) the Revolving Credit Exposure of any Lender exceeding its Commitment, or (iii) the sum of the total Revolving Credit Exposure exceeding the Total Commitment; provided that no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

SECTION 2.2    Mandatory Reduction of Total Commitment. The Commitment of each Lender shall be reduced automatically to zero ($0) on the Maturity Date applicable to such Lender.

SECTION 2.3    Voluntary Reduction of Total Commitment. The Borrower may, from time to time on any Business Day occurring after the Original Effective Date, voluntarily reduce the amount of the Total Commitment; provided, however, that all such reductions shall require at least three Business Days’ prior written notice to the Administrative Agent and be permanent, and any partial reduction of the Total Commitment shall be in a minimum amount of $10,000,000 and in an integral multiple of $1,000,000; and provided further that the Borrower shall not reduce the Total Commitment if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 3.1, the aggregate amount of the Revolving Credit Exposures of all Lenders will exceed the Total Commitment. Each reduction in the Total Commitment shall be allocated ratably among the Lenders based on their respective Commitments.

SECTION 2.4    Type of Loans. Subject to the terms and conditions set forth in Sections 2.5 and 2.6, (a) each Revolving Loan shall be either a Eurodollar Loan or a Base Rate Loan as the Borrower may request, it being understood that Revolving Loans made to the Borrower on any date may be either Eurodollar Loans or Base Rate Loans or a combination thereof, and (b) each Swingline Loan shall be either a Base Rate Loan or an ASK Rate Loan as the Borrower may request, it being understood that Swingline Loans made to the Borrower on any date may be either Base Rate Loans or ASK Rate Loans or a combination thereof.

SECTION 2.5    Borrowing Procedures for Loans. The Borrower shall give the Administrative Agent prior notice of each proposed Borrowing, and as to whether such Borrowing is to be of Revolving Loans or Swingline Loans, and the Type thereof, as follows:

SECTION 2.5.1    Base Rate Revolving Loans. The Administrative Agent shall receive notice in writing or by telephone from the Borrower on or before 10:00 a.m., Central time, on the date of the proposed Borrowing of Revolving Loans that are to be Base Rate Loans (including any such notice of the Borrowing of Base Rate Loans to finance the reimbursement of an LC Disbursement as contemplated by Section 2.11(e)), which shall specify the amount and Type of such Borrowing (which shall be in a minimum amount of $5,000,000 and an integral multiple of $1,000,000 unless such Borrowing is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.11(e)) and the requested date thereof, and the Administrative Agent shall advise each Lender thereof promptly thereafter. Any such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly to the Administrative Agent by delivery of a written Borrowing Request signed by an Authorized Officer of the Borrower. Not later than 1:00 p.m., Central time, on the date specified in the applicable Borrowing Request, each Lender shall provide to the Administrative Agent, at the Payment Office, same day or immediately available funds covering such Lender’s Percentage of the requested Borrowing of Base Rate Loans. Upon fulfillment of the applicable conditions set forth in Article V with respect to such Base Rate Loans, the Administrative Agent shall make available to the Borrower the proceeds of each Base Rate Loan (to the extent received from the Lenders) by wire transfer of such proceeds to such account(s) as the Borrower shall have specified in the applicable Borrowing Request.

SECTION 2.5.2    Eurodollar Revolving Loans. The Administrative Agent shall receive notice in writing or by telephone from the Borrower on or before 2:00 p.m., Central time, at least three (3) Business Days prior to the date requested for the proposed Borrowing of Revolving Loans that are to be Eurodollar Loans, which shall specify the amount and Type of such Borrowing (which shall be in a minimum amount of $5,000,000 and an integral multiple of $1,000,000), the requested date thereof and the duration of the initial Interest Period with respect thereto, and the Administrative Agent shall advise each Lender thereof promptly thereafter. Any such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly to the Administrative Agent by delivery of a written Borrowing Request signed by an Authorized Officer of the Borrower. Not later than 10:00 a.m., Central time, on the date specified in the applicable Borrowing Request, each Lender shall provide to the Administrative Agent, at the Payment Office, same day or immediately available funds covering such Lender’s

Percentage of the requested Borrowing of Eurodollar Loans. Upon fulfillment of the applicable conditions set forth in Article V with respect to such Eurodollar Loans, the Administrative Agent shall make available to the Borrower the proceeds of each Eurodollar Loan (to the extent received from the Lenders) by wire transfer of such proceeds to such account(s) as the Borrower shall have specified in the Borrowing Request.

SECTION 2.5.3    Swingline Loans.

(a)    To request a Borrowing of Swingline Loans, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by fax), not later than 2:00 p.m., Central time, on the day of a proposed Borrowing. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Borrowing of Swingline Loans (which shall be in a minimum amount of $5,000,000 and an integral multiple of $1,000,000) and whether the Swingline Loans will be Base Rate Loans or ASK Rate Loans. The Administrative Agent will promptly advise the Swingline Lenders of any such notice received from the Borrower. Each Swingline Lender shall make its ratable portion of the requested Borrowing of Swingline Loans (such ratable portion to be calculated based upon such Swingline Lender’s Swingline Commitment to the total Swingline Commitments of all of the Swingline Lenders) available to the Borrower by means of a wire transfer of same day or immediately available funds to an account of the Borrower with the Administrative Agent designated for such purpose by 3:00 p.m., Central time, on the requested date of such Swingline Loans.

(b)    The failure of any Swingline Lender to make its ratable portion of a Borrowing of Swingline Loans shall not relieve any other Swingline Lender of its obligation hereunder to make its ratable portion of such Borrowing on the date of such Borrowing, but no Swingline Lender shall be responsible for the failure of any other Swingline Lender to make the ratable portion of a Borrowing of Swingline Loans to be made by such other Swingline Lender on the date of such Borrowing.

(c)    Any Swingline Lender may by written notice given to the Administrative Agent require the Lenders to acquire participations in all or a portion of its Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Percentage of such Swingline Loans. Each Lender hereby absolutely and unconditionally agrees, promptly upon receipt of such notice from the Administrative Agent (and in any event, if such notice is received by 2:00 p.m., Central time, on a Business Day then no later than 5:00 p.m., Central time, on such Business Day, and if received after 2:00 p.m., Central time, on a Business Day then no later than 10:00 a.m., Central time, on the immediately succeeding Business Day), to pay to the Administrative Agent, for the account of such Swingline Lender, such Lender’s Percentage of such Swingline Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided with respect to Revolving Loans of such Lender, and the Administrative Agent shall promptly pay to such Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to such Swingline Lender. Any amounts received by a Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to such Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to such Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

SECTION 2.6    Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 2:00 p.m., Central time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than three (3) Business Days’ notice, that all, or any portion in an aggregate minimum amount of $5,000,000 and an integral multiple of $1,000,000, of any Borrowings be (i) in the case of Base Rate Loans, converted into Eurodollar Loans, or (ii) in the case of Eurodollar Loans, be converted into a Base Rate Loan or continued as a Eurodollar Loan of such Type (in the absence of delivery of a Continuation/Conversion Notice with respect to any Eurodollar Loan at least three (3) Business Days before the last day of the then current Interest Period with respect thereto, such Eurodollar Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (i) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders, and (ii) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, Eurodollar Loans when any Event of Default has occurred and is continuing. This Section shall not apply to Swingline Loans or Borrowings, which may not be converted or continued.

SECTION 2.7    Funding.

(a)    Each Lender may, if it so elects, fulfill its obligation to make, continue or convert Eurodollar Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such Eurodollar Loan; provided, however, that such Eurodollar Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such Eurodollar Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Sections 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all Eurodollar Loans by purchasing, as the case may be, Dollar deposits in the London interbank market.

(b)    The failure of any Lender to make its ratable portion of a Borrowing of Revolving Loans shall not relieve any other Lender of its obligation hereunder to make its ratable portion of such Borrowing on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the ratable portion of a Borrowing of Revolving Loans to be made by such other Lender on the date of such Borrowing.

(c)    Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., Central time, on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and the Borrower severally agree to repay the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from and including the date the Administrative Agent made such amount available to the Borrower to but excluding the date such amount is repaid to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to such Borrowing. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.8    Repayment of Loans; Evidence of Debt.

(a)    The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Maturity Date applicable to such Lender.

(b)    The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Swingline Lender the then unpaid principal amount of each Swingline Loan of such Swingline Lender on the earlier to occur of (i) the Maturity Date applicable to such Swingline Lender and (ii) the date which is 15 days after such Swingline Loan was made; provided that on each date that a Borrowing of Revolving Loans is made, the Borrower shall repay all Swingline Loans then outstanding.

(c)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder and the Interest Period applicable thereto, if any, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(f)    Any Lender may request that Loans made by it be evidenced by a promissory note, in substantially the form attached as Exhibit 2.8 hereto. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.10.1) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.9    Increase in Commitments.

(a)    Subject to the terms and conditions set forth herein, the Borrower shall have the right, without the consent of the Lenders, the Administrative Agent, the Swingline Lenders or the Issuing Banks, to cause from time to time an increase in the total amount of the Commitments (a “Commitment Increase”) by adding to this Agreement one or more additional financial institutions that are not already Lenders hereunder and that are reasonably satisfactory to the Administrative Agent, the Swingline Lenders and the Issuing Banks (each a “CI Lender”) or by allowing one or more existing Lenders to increase their respective Commitments; provided, however, that (i) no Event of Default shall have occurred which is continuing, (ii) no such Commitment Increase shall cause the total amount of the Commitments to exceed $5,000,000,000 and (iii) no Lender’s Commitment shall be increased without such Lender’s prior written consent (which consent may be given or withheld in such Lender’s sole and absolute discretion).

(b)    Any Commitment Increase must be requested by written notice from the Borrower to the Administrative Agent (a “Notice of Commitment Increase”) in the form of Exhibit 2.9 hereto. The Administrative Agent shall give prompt notice to each Issuing Bank and each Swingline Lender of its receipt of a Notice of Commitment Increase. Once the Notice of Commitment Increase is fully-executed, such notice and such Commitment Increase shall be effective on the proposed effective date set forth in such notice or on another date agreed to by the Administrative Agent and the Borrower (such date referred to as the “Commitment Increase Effective Date”).

(c)    On each Commitment Increase Effective Date, to the extent that there are Revolving Loans outstanding as of such date, (i) each increasing Lender and each CI Lender shall, by wire transfer of immediately available funds, deliver to the Administrative Agent such Lender’s New Funds Amount, which amount, for each such Lender, shall constitute Revolving Loans made by such Lender to the Borrower pursuant to this Agreement on such Commitment

Increase Effective Date, (ii) the Administrative Agent shall, by wire transfer of immediately available funds, pay to each then Reducing Percentage Lender its Reduction Amount, which amount, for each such Reducing Percentage Lender, shall constitute a prepayment by the Borrower pursuant to Section 2.3, ratably in accordance with the respective principal amounts thereof, of the principal amounts of all then outstanding Revolving Loans of such Reducing Percentage Lender, and (iii) the Borrower shall be responsible to pay to each Lender any breakage fees or costs in connection with the reallocation of any outstanding Revolving Loans.

(d)    For purposes of this Section, the following defined terms shall have the following meanings: (1) “New Funds Amount” means the amount equal to the product of a Lender’s incremental Commitment or a CI Lender’s Commitment (as applicable) represented as a percentage of the total amount of the Commitments after giving effect to the Commitment Increase, times the aggregate principal amount of the outstanding Revolving Loans immediately prior to giving effect to the Commitment Increase, if any, as of a Commitment Increase Effective Date (without regard to any increase in the aggregate principal amount of Revolving Loans as a result of borrowings made after giving effect to the Commitment Increase on such Commitment Increase Effective Date); (2) “Reducing Percentage Lender” means each then existing Lender immediately prior to giving effect to the Commitment Increase that does not increase its Commitment as a result of the Commitment Increase and whose relative percentage of the total amount of the Commitments shall be reduced after giving effect to such Commitment Increase; and (3) “Reduction Amount” means, with respect to each Reducing Percentage Lender, the amount equal to the product of a decrease in the relative percentage of the total amount of the Commitments represented by such Lender’s Commitment as a result of the Commitment Increase, times the aggregate principal amount of the outstanding Revolving Loans immediately prior to giving effect to the Commitment Increase, if any, as of a Commitment Increase Effective Date (without regard to any increase in the aggregate principal amount of Revolving Loans as a result of borrowings made after giving effect to the Commitment Increase on such Commitment Increase Effective Date).

(e)    Each Commitment Increase shall become effective on its Commitment Increase Effective Date and upon such effectiveness (i) the Administrative Agent shall record in its records the CI Lender’s information as provided in the Notice of Commitment Increase and pursuant to an Administrative Questionnaire in form satisfactory to the Administrative Agent that shall be executed and delivered by each CI Lender to the Administrative Agent on or before the Commitment Increase Effective Date, (ii) Schedule II hereof shall be amended and restated to set forth all Lenders (including any CI Lenders) that will be Lenders hereunder after giving effect to such Commitment Increase (which shall be set forth in Annex I to the applicable Notice of Commitment Increase) and the Administrative Agent shall distribute to each Lender (including each CI Lender) a copy of such amended and restated Schedule II, and (iii) each CI Lender identified on the Notice of Commitment Increase for such Commitment Increase shall be a “Lender” for all purposes under this Agreement.

(f)    In connection with any Commitment Increase under this Section 2.9, the Administrative Agent and the Borrower may, without the consent of any Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section 2.9.

SECTION 2.10    Extension of Maturity Date.

(a)    Not later than 30 days prior to each anniversary of the Third Amendment Effective Date, the Borrower may, upon notice to the Administrative Agent (which shall promptly notify the Lenders), request a one-year extension of the Maturity Date then in effect (an “Extension Request”); provided that (i) not more than one Extension Request may be made in any calendar year (and no Extension Request may be made prior to the first anniversary of the Third Amendment Effective Date) and (ii) there shall not be more than two extensions of the Maturity Date under this Section 2.10 since the Third Amendment Effective Date. Within 15 days of delivery of such Extension Request, each Lender shall notify the Administrative Agent and the Borrower whether or not it consents to such Extension Request (which consent may be given or withheld in such Lender’s sole and absolute discretion) (each Lender agreeing to a requested extension being called a “Consenting Lender” and each Lender declining to agree to a requested extension being called a “Non-Consenting Lender”). Any Lender with a then effective Commitment may consent to an Extension Request irrespective of whether such Lender previously had not been a Consenting Lender with respect to a previous Extension Request. Any Lender not responding within the above specified time period shall be deemed not to have consented to such Extension Request. The Administrative Agent shall promptly notify the Borrower and the Lenders of the Lenders’ responses.

(b)    The Maturity Date shall be extended only if the Required Lenders (calculated excluding any Defaulting Lender and prior to giving effect to any replacements of Lenders permitted herein) have consented to the Extension Request. For each such Extension Request, if so approved, (i) the Maturity Date, as to Consenting Lenders (irrespective of whether such Lender previously had been a Non-Consenting Lender), shall be extended to the same date in the following year after giving effect to any prior extensions (such existing Maturity Date being the “Extension Effective Date”), and (ii) the Maturity Date, as to any Non-Consenting Lender, shall remain the Maturity Date in effect for such Non-Consenting Lender prior to the Extension Effective Date. With respect to any previously Non-Consenting Lender that is a Consenting Lender with respect to a current Extension Request, by giving its consent, such Consenting Lender shall be approving an extension of more than one year. Non-Consenting Lenders shall remain Lenders until the Maturity Date applicable to such Lenders, at which time (irrespective of the pro rata requirements under Sections 4.8 and 4.9 hereof) their Commitments shall terminate and the Borrower shall repay all Loans owing to such Lenders, together with any accrued interest thereon and any accrued fees and other amounts payable to or for the account of such Non-Consenting Lenders hereunder, and shall make such other prepayments of the Loans as shall be required in order that, after giving effect to the termination of the Commitments of, and all payments to, Non-Consenting Lenders pursuant to this Section 2.10, (i) no Lender’s Revolving Credit Exposure shall exceed such Lender’s Commitment and (ii) the total Revolving Credit Exposures shall not exceed the Total Commitment. The Administrative Agent and the Borrower shall promptly confirm to the Lenders such extension of the Maturity Date, specifying the date of such confirmation (the “Extension Confirmation Date”), the Extension Effective Date, and the extended Maturity Date with respect to the Consenting Lenders. As a condition precedent to such extension, the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the Extension Confirmation Date signed by an Authorized Officer of the Borrower certifying that, (i) before and after giving effect to such extension, the representations and warranties contained in Article VI made by it are true and correct on and as of the Extension

Confirmation Date, except to the extent that such representations and warranties specifically refer to an earlier date, (ii) before and after giving effect to such extension no Default exists or will exist as of the Extension Confirmation Date, and (iii) no Material Adverse Effect has occurred since December 31, 2017 through the Extension Confirmation Date.

(c)    Notwithstanding anything to the contrary in this Section 2.10, the Maturity Date and the Availability Period, as such terms are used in reference to any Issuing Bank or any Letter of Credit issued by such Issuing Bank or in reference to any Swingline Lender or any Swingline Loans made by such Swingline Lender, may not be extended with respect to any Issuing Bank or any Swingline Lender without the prior written consent of such Issuing Bank or such Swingline Lender, as applicable (it being understood and agreed that, in the event any Issuing Bank or any Swingline Lender, as applicable, shall not have consented to any such extension, (i) such Issuing Bank shall continue to have all the rights and obligations of an Issuing Bank hereunder, and such Swingline Lender shall continue to have all the rights and obligations of a Swingline Lender hereunder, in each case through the applicable existing Maturity Date (or the Availability Period determined on the basis thereof), and thereafter shall have no obligation to issue, amend, extend or renew any Letter of Credit or to make any Swingline Loan, as applicable (but shall continue to be entitled to the benefits of Sections 2.5.3, 2.11, 4.3, 4.6, 10.3 and 10.4 as to Letters of Credit issued or Swingline Loans made prior to such time), and (ii) the Borrower shall cause the LC Exposure attributable to Letters of Credit issued by such Issuing Bank to be zero (or otherwise make arrangements satisfactory to such Issuing Bank and the Administrative Agent with respect to such LC Exposure) no later than the day on which such LC Exposure would have been required to have been reduced to zero in accordance with the terms hereof without giving effect to the effectiveness of the extension of the applicable existing Maturity Date pursuant to this Section 2.10 (and, in any event, no later than such existing Maturity Date) and shall repay the principal amount of all outstanding Swingline Loans made by such Swingline Lender, together with any accrued interest thereon, on the existing Maturity Date).

(d)    In connection with any extension of a Maturity Date under this Section 2.10, the Administrative Agent and the Borrower may, without the consent of any Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section 2.10.

SECTION 2.11    Letters of Credit.

(a)    General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit denominated in Dollars for its own account or for the account of any of its Subsidiaries, in a form reasonably acceptable to the applicable Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Each Issuing Bank shall be required to issue Letters of Credit only of the type approved for issuance by it hereunder (it being understood that standby Letters of Credit are approved for issuance hereunder by each Issuing Bank). Each Foreign Borrower may obtain Letters of Credit under its Foreign Borrower Sub-Facility as and to the extent provided in Section 2.12, and the provisions of this Section 2.11 shall apply mutatis mutandis to the Letters of Credit so issued for the account of such Foreign Borrower.

(b)    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit (other than an automatic renewal permitted under paragraph (c) of this Section)), the Borrower shall hand deliver or fax (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to such Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the aggregate LC Exposure shall not exceed $450,000,000, (ii) the total Revolving Credit Exposures shall not exceed the Total Commitment, (iii) the Revolving Credit Exposure of any Lender shall not exceed the Commitment of such Lender and (iv) the portion of the LC Exposure attributable to Letters of Credit issued by any Issuing Bank shall not exceed the LC Commitment of such Issuing Bank. Each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in Section 5.2.1.

(c)    Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit, provided that any Letter of Credit may provide for the renewal thereof for additional one year periods (which shall in no event extend beyond the date referred to in clause (ii) hereof), and (ii) the date that is five Business Days prior to the Maturity Date then in effect for the applicable Issuing Bank.

(d)    Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of any Issuing Bank or the Lenders, the applicable Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of each Issuing Bank, such Lender’s Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit, the occurrence and continuance of a Default, a reduction or termination of the Commitments or any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of the ISP) permits a drawing to be made under such Letter of Credit after the expiration thereof or of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)    Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, Central time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., Central time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, Central time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., Central time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.5.1 that such payment be financed with a Borrowing of Base Rate Loans in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Percentage of the payment then due from the Borrower by wire transfer of immediately available funds, in the same manner as provided with respect to Revolving Loans made by such Lender, and the Administrative Agent shall promptly pay to such Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse any Issuing Bank for any LC Disbursement (other than the funding of Base Rate Loans pursuant to Section 2.5.1 as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f)    Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP) permits a drawing to be made under such Letter of Credit after the expiration thereof or of the Commitments or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. None of the Administrative Agent, the Lenders, the Issuing Banks, or any of their respective Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, except in the case of gross negligence or willful misconduct on the part of any Issuing Bank (as determined by a court of competent jurisdiction in a final and non-appealable judgment), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)    Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by fax) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h)    Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Base Rate Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 3.2.2 shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the Borrower reimburses the applicable LC Disbursement in full.

(i)    Removal of an Issuing Bank. Any Issuing Bank may be removed or replaced at any time by written agreement among the Borrower, the Administrative Agent and the successor Issuing Bank, if any, which agreement shall set forth the LC Commitment of the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such removal or replacement of an Issuing Bank. At the time any such removal or replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the removed or replaced Issuing Bank pursuant to Section 3.3.3. If any Issuing Bank is replaced, from and after the effective date of any such replacement (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the removal or replacement of an Issuing Bank hereunder, the removed or replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such removal or replacement, but shall not be required to issue additional Letters of Credit.

(j)    Cash Collateralization. If an Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of Cash Collateral pursuant to this paragraph, the Borrower shall Cash Collateralize the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to Cash Collateralize such amounts shall become effective immediately, and such Cash Collateral shall become immediately due and payable, without demand or other notice of any kind, upon the Obligations having become immediately due and payable as a result of an Event of Default with respect to the Borrower described in Section 8.1.9. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of Cash Collateral, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits of Cash Collateral shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Cash Collateral shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to (i) the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure and (ii) in the case of any such application at a time when any Lender is a Defaulting Lender (but only if, after giving effect thereto, the remaining Cash Collateral shall be less than the aggregate LC Exposure of all the Defaulting Lenders), the consent of each Issuing Bank), be applied to satisfy other obligations of the Borrower under this Agreement.

(k)    Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to any other notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancelations and all disbursements and reimbursements, (ii) reasonably prior to the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the stated amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount thereof, (iv) on any Business Day on which the Borrower fails to reimburse any LC Disbursements required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount required to be reimbursed and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

(l)    LC Exposure Determination. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases (other than any such increase consisting of the reinstatement of an amount previously drawn thereunder and reimbursed), whether or not such maximum stated amount is in effect at the time of determination; provided that with respect to any outstanding Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic reductions in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the stated amount of such Letter of Credit after giving effect to all such reductions that have theretofore occurred and are in effect at the relevant time of determination.

SECTION 2.12    Foreign Borrowers.

SECTION 2.12.1    (a) Subject to the terms and conditions set forth herein, the Borrower shall have the right, from time to time, with the prior consent of the Administrative Agent, to request that one or more Lenders allocate any portion of the then-available Commitment of such Lender (each such allocation being a “Foreign Borrower Sub-Facility”) to one or more of its wholly-owned Subsidiaries as a Foreign Borrower. Each Lender may choose to participate or not participate in a Foreign Borrower Sub-Facility in its sole discretion. Each Lender electing to participate in a Foreign Borrower Sub-Facility may further chose to participate through branches or Affiliates located in the jurisdiction in which the applicable Foreign Borrower is located. Participation in the Foreign Borrower Sub-Facility need not be ratable and to the extent a Lender elects to participate in a Foreign Borrower Sub-Facility when not all other Lenders are participating in such Foreign Borrower Sub-Facility, the obligation of such Lender to make Loans and participate in Swingline Loans made to, or Letters of Credit issued for the account of, the Borrower and all Foreign Borrowers shall be adjusted accordingly so that its total Revolving Credit Exposures does not exceed its Commitment. The provisions of Articles IV, VIII and X shall apply mutatis mutandis to any obligation of a Lender to make Loans to or participate in Swingline Loans made to, or Letters of Credit issued for the account of, a Foreign Borrower.

(b)    Upon the execution and delivery by any Foreign Borrower of a supplement to this Agreement, in substantially the form of Exhibit 2.12 hereto (an “Agreement Supplement”) with such changes and modifications thereto as may be required by the laws of any applicable foreign jurisdiction that are reasonably acceptable to the Administrative Agent, such Person shall be referred to as a “Foreign Borrower” and shall be and become a Foreign Borrower, and each reference in this Agreement to a “Foreign Borrower” shall also mean and be a reference to such Foreign Borrower and each reference in any other Loan Document to a “Foreign Borrower” shall also mean and be a reference to such Foreign Borrower. In no event shall the Administrative Agent, the Lenders and the Issuing Banks be obligated to make Loans to a Foreign Borrower or issue Letters of Credit for the account of such Foreign Borrower without receiving, at least 5 Business Days prior to the execution and delivery of the Agreement Supplement, all documentation and other information relating to such Foreign Borrower requested by them for purposes of ensuring compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

(c)    The amount of the Foreign Borrower Sub-Facilities shall not reduce the Total Commitment available to the Borrower; provided that (i) each Foreign Borrower Sub-Facility is part of, and not in addition to, the Total Commitment, and (ii) no Loans shall be made to and no Letters of Credit shall be issued for the account of the Borrower or any Foreign Borrower that would result in the Revolving Credit Exposure of any Lender exceeding its Commitment. A Foreign Borrower may obtain Swingline Loans and Letters of Credit under the Foreign Borrower Sub-Facility in the same manner and on the same terms as Swingline Loans and Letters of Credit are available to the Borrower so long as the aggregate principal amount of outstanding Swingline Loans made to the Borrower and to all Foreign Borrowers or the aggregate LC Exposure with respect to all Letters of Credit issued for the account of the Borrower and all Foreign Borrowers, as the case may be, does not exceed the limitations contained in Section 2.1.2 or 2.11(b), as applicable; provided that, notwithstanding anything herein to the contrary, (A) no Issuing Bank shall be required to issue any Letter of Credit for the account of any Foreign Borrower unless such Issuing Bank shall have, in its sole discretion, consented in writing to issue Letters of Credit for the account of such Foreign Borrower and (B) no Swingline Lender shall be required to make any Swingline Loan to any Foreign Borrower unless each of the Swingline Lenders shall have, in its sole discretion, consented in writing to make Swingline Loans to such Foreign Borrower. The Borrower shall make Borrowing Requests and Continuation/Conversion Notices on behalf of each Foreign Borrower in respect of Loans to such Foreign Borrower, and each Lender committing to a Foreign Borrower Sub-Facility severally agrees to make Revolving Loans to the applicable Foreign Borrower and participate in Swingline Loans made to and Letters of Credit issued for the account of the applicable Foreign Borrower upon the terms and subject to the conditions of this Agreement, and the provisions of Article II and Article III shall apply mutatis mutandis to the Loans made to, or Letters of Credit issued for the account of, such Foreign Borrower. The Administrative Agent shall make available to each Foreign Borrower the proceeds of the Loans to such Foreign Borrower to the account(s) of the Foreign Borrower specified in the applicable Borrowing Request. Each Foreign Borrower, by entering into an Agreement Supplement, (A) unconditionally promises to pay on the applicable Maturity Date (or, in the case of any Swingline Loan, such earlier date as shall be applicable under

Section 2.8(b)) to the Administrative Agent for the account of each Lender party to the applicable Foreign Borrower Sub-Facility the then unpaid principal amount of each Loan made to such Foreign Borrower, together with accrued interest thereon, and (B) unconditionally promises to reimburse each LC Disbursement with respect to any Letter of Credit issued for the account of such Foreign Borrower in accordance with Section 2.11(e), mutatis mutandis, together with any interest accrued thereon. Loans to a Foreign Borrower shall only be in Dollars, and no Letter of Credit shall be issued on account of any Foreign Borrower in any currency other than Dollars.

SECTION 2.12.2    The obligation of any Lender to make any Loan to, or any Issuing Bank to issue any Letter of Credit for the account of, each Foreign Borrower following its designation as a Foreign Borrower hereunder is subject to the following:

(a)    The Administrative Agent (or its counsel) shall have received a counterpart of the Agreement Supplement signed on behalf of such Foreign Borrower.

(b)    The Administrative Agent shall have received, on behalf of itself, the Lenders and each Issuing Bank, a fully executed, irrevocable, unconditional payment guarantee by the Borrower, in a form reasonably satisfactory to the Administrative Agent, of all obligations of such Foreign Borrower under this Agreement and its Agreement Supplement (each such guarantee being referred to as a “Parent Guarantee”).

(c)    The Administrative Agent shall have received, on behalf of itself, the Lenders and each Issuing Bank, such corporate documents, resolutions, certificates and legal opinions relating to the guarantee by the Borrower and obligations of such Foreign Borrower as the Administrative Agent may reasonably request.

(d)    In connection with any Loan to, or any Letter of Credit issued for the account of, each Foreign Borrower, the conditions set forth in Section 5.2 shall be satisfied.

SECTION 2.12.3    The Borrower shall have the right to cause any Foreign Borrower to cease to be a Foreign Borrower or to set the amount of the Foreign Borrower Sub-Facility for such Foreign Borrower at a principal amount less than the aggregate participation of the Lenders in such Foreign Borrower Sub-Facility, provided, that the Borrower gives not less than five (5) Business Days’ notice to the Administrative Agent thereof and, in the case of any Foreign Borrower ceasing to be a Foreign Borrower, the Borrower has repaid (or caused such Foreign Borrower to repay) all obligations of such Foreign Borrower or, in the case of any decrease in the amount of the Foreign Borrower Sub-Facility for such Foreign Borrower, the Borrower has repaid (or caused such Foreign Borrower to repay) all obligations of such Foreign Borrower in excess of such Foreign Borrower Sub-Facility after giving effect to such decrease.

SECTION 2.12.4    In connection with the establishment of any Foreign Borrower Sub-Facility as provided in this Section 2.12, the Administrative Agent and the Borrower may, without the consent of any Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section 2.12.

SECTION 2.13    Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)    facility fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 3.3.1;

(b)    the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 10.01), provided that any waiver, amendment or modification that (x) reduces the amounts of any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans of such Defaulting Lender, (y) increases such Defaulting Lender’s Commitment or (z) extends the dates fixed for payments of principal or interest on the Loans of such Defaulting Lender shall require the approval or consent of such Defaulting Lender;

(c)    if any Swingline Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then:

(i)    the Swingline Exposure of such Defaulting Lender (other than any portion thereof with respect to which such Defaulting Lender shall have funded its participation as contemplated by Section 2.5.3(c) and, in the case of any Defaulting Lender that is a Swingline Lender, other than the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) and LC Exposure of such Defaulting Lender (other than any portion thereof attributable to unreimbursed LC Disbursements with respect to which such Defaulting Lender shall have funded its participation as contemplated by Sections 2.11(d) and 2.11(e)) shall be reallocated ratably among the non-Defaulting Lenders in accordance with their respective Percentages (determined without regard to such Defaulting Lender’s Percentage) and this obligation to reallocate shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to reallocation that any non-Defaulting Lender may have or have had against an Issuing Bank, the Borrower or any other Lender (including such Defaulting Lender); provided that such Swingline Exposure and LC Exposure shall be reallocated among the non-Defaulting Lenders only to the extent that (x) the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure (in each case, excluding the portion thereof referred to above) does not exceed the total of all non-Defaulting Lenders’ Commitments and (y) the sum of each non-Defaulting Lender’s Revolving Credit Exposure plus its reallocated share of such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed such non-Defaulting Lender’s Commitment;

(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall, within one Business Day following notice by the Administrative Agent, (A) first, prepay the portion of such Defaulting Lender’s Swingline Exposure (other than any portion thereof referred to in the first parenthetical in clause (i) above) that has not been reallocated and (B) second, Cash Collateralize such Defaulting Lender’s LC

Exposure (other than any portion thereof referred to in the second parenthetical in clause (i) above, and determined after giving effect to any Cash Collateral provided on behalf of such Defaulting Lender) that has not been reallocated in accordance with procedures set forth in Section 2.11(j) for so long as such LC Exposure is outstanding;

(iii)    if the Borrower Cash Collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to this Section 2.13(c), the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.3.3 with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is Cash Collateralized;

(iv)    if any portion of the Swingline Exposure or the LC Exposure of such Defaulting Lender is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 3.3.1 and 3.3.3 shall be adjusted to give effect to such reallocation;

(v)    to the extent such Defaulting Lender’s Swingline Exposure is neither reallocated nor reduced pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Swingline Lender or any other Lender hereunder, all facility fees that otherwise would have been payable pursuant to Section 3.3.1 to such Defaulting Lender (with respect to such Swingline Exposure or with respect to such Defaulting Lender’s Commitment utilized by such Swingline Exposure) shall be payable to the Swingline Lenders (and allocated among them ratably based on the amount of such Defaulting Lender’s Swingline Exposure attributable to Swingline Loans made by each Swingline Lender) until and to the extent that such Swingline Exposure is reallocated and/or reduced to zero; and

(vi)    to the extent such Defaulting Lender’s LC Exposure is neither reallocated nor Cash Collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all facility fees that otherwise would have been payable pursuant to Section 3.3.1 to such Defaulting Lender (with respect to such LC Exposure or with respect to such Defaulting Lender’s Commitment utilized by such LC Exposure) and Letter of Credit fees that otherwise would have been payable pursuant to Section 3.3.3 to such Defaulting Lender with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks (and allocated among them ratably based on the amount of such Defaulting Lender’s LC Exposure attributable to Letters of Credit issued by each Issuing Bank) until and to the extent that such LC Exposure is reallocated and/or Cash Collateralized;

(d)    so long as any Lender is a Defaulting Lender, no Swingline Lender shall be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend, renew, extend or increase any Letter of Credit, unless, in each case, it is satisfied that the related exposure and such Defaulting Lenders’ then outstanding Swingline Exposure or LC Exposure, as applicable, will be 100% covered by the Commitments of the non-Defaulting Lenders and/or Cash Collateral that will be provided by the Borrower or on behalf of such Defaulting Lender in accordance with Section 2.13(c), and participating interests in any such newly funded Swingline Loan or in any such issued, amended, renewed, extended or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.13(c)(i) (and Defaulting Lenders shall not participate therein); and

(e)    any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender) shall, to the extent permitted by applicable law, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; (ii) second, to the payment of any amounts owing by such Defaulting Lender to any Swingline Lender or Issuing Bank hereunder, (iii) third, to the funding of any Loan or the funding or Cash Collateralization of any participating interest in any Swingline Loan or Letter of Credit in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, (iv) fourth, if so determined by the Administrative Agent and the Borrower, held in such account as Cash Collateral for future funding obligations of the Defaulting Lender under this Agreement, (v) fifth, pro rata, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, (vi) sixth, so long as no Event of Default then exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement and (vii) seventh, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is (x) a prepayment of the principal amount of any Loans or reimbursement obligations in respect of LC Disbursements of which a Defaulting Lender has not funded its participation obligations and (y) made at a time when the conditions set forth in Section 5.2 are satisfied or waived, such payment shall be applied solely to prepay the Loans of, and reimbursement obligations owed to, all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or reimbursements obligations owed to, any Defaulting Lender.

(f)    In the event that the Administrative Agent, the Borrower, each Issuing Bank and each Swingline Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be Defaulting Lender, then the LC Exposure and Swingline Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of the other Lenders as necessary in order for such Lender to hold Revolving Loans in accordance with its Percentage; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III

REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

SECTION 3.1    Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Loan as set forth in Section 2.8. Prior thereto, the Borrower:

(a)    may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that (i) any such prepayment shall be applied to the Lenders among Loans having the same Type and, if applicable, having the same Interest Period; (ii) all such voluntary prepayments of Eurodollar Loans shall require at least three Business Days’ prior written notice to the Administrative Agent; (iii) all such voluntary prepayments of Base Rate Loans shall be permitted on the same day as written notice thereof is received by the Administrative Agent; (iv) all such voluntary prepayments of Swingline Loans shall be permitted on the same day as written notice thereof is received by the Administrative Agent and the Swingline Lenders; and (v) except in the case of a prepayment pursuant to Section 3.1(c), all such voluntary partial prepayments shall be in an minimum amount of $5,000,000 and an integral multiple of $1,000,000;

(b)    shall, immediately upon any acceleration of the Maturity Date pursuant to Section 8.2 or Section 8.3, repay all Loans unless, pursuant to Section 8.3, only a portion of all Loans is so accelerated; and

(c)    at any time when the aggregate amount of the Revolving Credit Exposures of all Lenders exceeds the Total Commitment then in effect, shall (i) first, immediately prepay outstanding Loans in an amount equal to such excess and (ii) second, if, after giving effect to the prepayment required in clause (i) above, the aggregate amount of the Revolving Credit Exposures of all Lenders still exceeds the Total Commitment then in effect, immediately Cash Collateralize such Revolving Credit Exposure in conformity with Section 2.11(j) in an amount equal to such remaining excess.

Each prepayment of any Revolving Loans of any Type made pursuant to this Section shall be allocated ratably among the Lenders, provided that any prepayment of Revolving Loans of the Non-Consenting Lenders as required under Section 2.10(b) may be applied solely to the Revolving Loans of the Non-Consenting Lenders, and shall be allocated among the Non-Consenting Lenders ratably; and each prepayment of any Swingline Loans of any Type made pursuant to this Section shall be allocated ratably among the Swingline Lenders, provided that any prepayment of Swingline Loans of any Swingline Lender that is a Non-Consenting Lender as required under Section 2.10(c) may be applied solely to the Swingline Loans of such Swingline Lender. Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4. No voluntary prepayment of principal of any Loans shall cause a reduction in the Commitments or the Total Commitment.

SECTION 3.2    Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 3.2.

SECTION 3.2.1    Rates. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum: (a) on that portion maintained from time to time as a Base Rate Loan, equal to the Base Rate plus the Applicable Margin for Base Rate Loans, if any, from time to time in effect; (b) on that portion maintained as a Eurodollar Loan, during each Interest Period applicable thereto, equal to the Eurodollar Rate for such Interest Period plus the Applicable Margin for Eurodollar Loans; and (c) on that portion maintained from time to time as an ASK Rate Loan, equal to the ASK Rate from time to time in effect plus the Applicable Margin for Eurodollar Loans. All Eurodollar Borrowings shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Borrowing.

SECTION 3.2.2    Post-Maturity Rates. After the date any principal amount of any Loan is due and payable (whether on the Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation (including, without limitation, the payment of interest, fees or any other amounts under this Agreement or the other Loan Documents) of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans, if any, plus the Default Margin; provided, however, notwithstanding the foregoing, that interest for a Eurodollar Loan shall accrue for the then effective Interest Period at a rate per annum equal to the Eurodollar Rate applicable to such Eurodollar Loan for such Interest Period plus the Applicable Margin for Eurodollar Loans plus the Default Margin.

SECTION 3.2.3    Payment Dates. Interest accrued on each Loan shall be payable, without duplication on the following dates (each a “Payment Date”): (a) on the Maturity Date applicable to such Loan; (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan (including any and all Swingline Loans) on the amount of such principal prepaid or repaid; (c) with respect to Base Rate Loans (other than Swingline Loans), on each Quarterly Payment Date occurring after the Original Effective Date; (d) with respect to Eurodollar Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, every three months from the first day of such Interest Period); (e) with respect to any portion of Base Rate Loans converted into Eurodollar Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; (f) with respect to any portion of Eurodollar Loans converted or continued prior to the end of the Interest Period applicable thereto, on the date of such conversion or continuation; and (g) on that portion of any Loans the Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration; provided that interest accrued pursuant to Section 3.2.2 shall be payable on demand.

SECTION 3.3    Fees. The Borrower agrees to pay the fees set forth in this Section 3.3. All such fees shall be non-refundable.

SECTION 3.3.1    Facility Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee in an amount equal, for each day, to the product of the Applicable Facility Fee Rate times such Lender’s Commitment (whether used or unused), which shall accrue during the period from and including the Original Effective Date to but excluding the date on which such Lender’s Commitment terminates; provided that if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such facility fee shall continue to accrue at the Applicable Facility Fee Rate on the daily amount of such Lender’s Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued facility fees shall be payable in arrears on each Quarterly Payment Date and on the Maturity Date, provided that any facility fees accruing after the date on which the Commitments terminate shall be payable on demand.

SECTION 3.3.2    Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent for its own account fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

SECTION 3.3.3    Letter of Credit Fees. The Borrower agrees to pay, quarterly in arrears (i) to the Administrative Agent, for the account of each Lender, a participation fee with respect to its participations in Financial Letters of Credit, which shall accrue at the same Applicable Margin then in effect used to determine the interest rate applicable to Eurodollar Loans on the average daily amount of such Lender’s LC Exposure attributable to Financial Letters of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements) for such quarter during the period from and including the Original Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure; (ii) to the Administrative Agent, for the account of each Lender, a participation fee with respect to its participations in Performance Letters of Credit, which shall accrue at the rate per annum set forth below then in effect on the average daily amount of such Lender’s LC Exposure attributable to Performance Letters of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements) for such quarter during the period from and including the Original Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure; and (iii) to each Issuing Bank a fronting fee separately agreed with such Issuing Bank (but in any event not to exceed .150% per annum), which fronting fee shall accrue on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by such Issuing Bank for such quarter during the period from and including the Original Effective Date to but excluding the later of the date of termination of the Commitments and the date on which such Issuing Bank ceases to have any LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third (3) Business Day following such last day, commencing on the first such date to occur after the Original Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

Applicable Ratings Level	Performance Letter of Credit Fee
Level I	50.000
Level II	53.750
Level III	58.750
Level IV	70.000
Level V	72.500

SECTION 3.4    Payment Office. The Borrower shall make all payments to the Administrative Agent at the Payment Office.

ARTICLE IV

CERTAIN EURODOLLAR AND OTHER PROVISIONS

SECTION 4.1    Eurodollar Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Lenders, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a Eurodollar Loan, the obligations of such Lender to make, continue, maintain or convert any such Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all Eurodollar Loans of such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion; provided, however, that the obligation of such Lender to make, continue, maintain or convert any such Eurodollar Loans shall remain unaffected if such Lender can designate a different Eurodollar Office for the making, continuance, maintenance or conversion of Eurodollar Loans and such designation will not, in the sole discretion of such Lender, be otherwise disadvantageous to such Lender.

SECTION 4.2    Alternate Rate of Interest. (a) If prior to the commencement of any Interest Period for any Eurodollar Loans:

(i)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

(ii)    the Administrative Agent is advised by the Required Lenders that because of a change in circumstances affecting the eurodollar market generally the Eurodollar Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making, continuing, converting to or maintaining such Eurodollar Loans for such Interest Period;

then the Administrative Agent shall give notice (which may be telephonic) thereof to the Borrower and the Lenders as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Continuation/Conversion Notice that requests the conversion of any Base Rate Loans to, or continuation of any Eurodollar Loans as, Eurodollar Loans for such Interest Period shall be ineffective and (B) if any Borrowing Request requests a Borrowing of Eurodollar Loans for such Interest Period, such Borrowing shall be made as Base Rate Loans.

(b)    If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in paragraph (a)(i) of this Section have arisen (including because the LIBO Screen Rate is not available or published on a current basis) and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in paragraph (a)(i) of this Section have not arisen but the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the Eurodollar Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans denominated in Dollars in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin); provided that if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement. Such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within 10 Business Days of the date a copy of such amendment is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this paragraph (but, in the case of the circumstances described in clause (ii) above, only to the extent the LIBO Screen Rate for such Interest Period is not available or published at such time on a current basis), (x) any Continuation/Conversion Notice that requests the conversion of any Base Rate Loans to, or continuation of any Eurodollar Loans as, Eurodollar Loans shall be ineffective and (y) if any Borrowing Request requests a Borrowing of Eurodollar Loans, such Borrowing shall be made as Base Rate Loans.

SECTION 4.3    Increased Costs. (a) If any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (excluding any reserve requirement reflected in the Eurodollar Rate) or Issuing Bank;

(ii)    impose on any Lender or Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of the term “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, Issuing Bank or other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank or other Recipient hereunder (whether of principal, interest or any other amount) then, from time to time upon request of such Lender, Issuing Bank or other Recipient, the Borrower will pay to such Lender, Issuing Bank or other

Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank or other Recipient, as the case may be, for such additional costs or expenses incurred or reduction suffered; provided that, in the case of any Lender, such Lender shall designate a different Domestic Office or Eurodollar Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole discretion of such Lender, be otherwise disadvantageous to such Lender.

(b)    If any Lender or Issuing Bank determines that any Change in Law affecting such Lender or Issuing Bank or any lending office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy or liquidity), then, from time to time upon request of such Lender or Issuing Bank, the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered; provided that such Lender or Issuing Bank shall designate a different Domestic Office or Eurodollar Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole discretion of such Lender or Issuing Bank, be otherwise disadvantageous to such Lender or Issuing Bank.

(c)    A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section delivered to the Borrower shall be rebuttable presumptive evidence of the amount payable by the Borrower. The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within fifteen days after receipt thereof.

(d)    Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs or expenses incurred or reductions suffered more than 90 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or expenses or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or expenses or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 4.4    Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Eurodollar Loan as, or to convert any portion of the principal amount of any Base Rate Loan into, a Eurodollar Loan) as a result of (a) any conversion or repayment or prepayment of the principal amount of any Eurodollar Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise, (b) any Borrowings not being made as Eurodollar Loans in accordance with the Borrowing Request therefor, (c) any Revolving Loans not being continued as, or converted into, Eurodollar Loans in accordance with the Continuation/Conversion Notice, or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 4.10, then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, within fifteen days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall be rebuttable presumptive evidence of the amount payable by the Borrower.

SECTION 4.5    [Reserved.]

SECTION 4.6    Taxes.

SECTION 4.6.1    All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any Taxes, except as required by applicable law. In the event that any withholding or deduction from any payment to be made by or on account of any obligation of any Loan Party under any Loan Document is required in respect of any Taxes pursuant to any applicable law, then the applicable Loan Party shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law, and if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. The applicable Loan Party will promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such Governmental Authority.

SECTION 4.6.2    If any Indemnified Taxes are directly asserted against the Administrative Agent, any Lender or any Issuing Bank with respect to any payment received by the Administrative Agent, such Lender or such Issuing Bank hereunder, the Administrative Agent, such Lender or such Issuing Bank may pay such Indemnified Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Indemnified Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had no such Taxes been asserted; provided that the Borrower will not be obligated to pay such additional amounts to the Administrative Agent, such Lender or such Issuing Bank to the extent that such additional amounts shall have been incurred as a consequence of the Administrative Agent’s, such Lender’s, or such Issuing Bank’s gross negligence or willful misconduct, as the case may be.

SECTION 4.6.3    If the Borrower fails to pay any Indemnified Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective Lenders or Issuing Banks, the required receipts or other required documentary evidence, the Borrower shall indemnify such Lenders and Issuing Banks for any incremental Indemnified Taxes, interest or penalties that may become payable by any Lender or Issuing Bank as a result of any such failure.

SECTION 4.6.4    Each Lender and each Issuing Bank shall severally indemnify the Administrative Agent, within 10 days after demand thereof, for (i) any Indemnified Taxes attributable to such Lender or such Issuing Bank (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s or such Issuing Bank’s failure to comply with the provisions of Section 10.10.2 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender or such Issuing Bank, in each case that are payable or paid by the Administrative Agent in connection with this Agreement or any other Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to any Lender or any Issuing Bank by the Administrative Agent shall be conclusive absent manifest error. Each Lender and each Issuing Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such Issuing Bank under this Agreement or any other Loan Document or otherwise payable by the Administrative Agent to such Lender or such Issuing Bank from any other source against any amount due to the Administrative Agent under this Section 4.6.4.

SECTION 4.6.5    (i) Each Lender that is organized under the laws of a jurisdiction other than the United States shall, prior to the due date of any payments of the Loans under this Agreement, execute and deliver to the Borrower and the Administrative Agent, on or prior to the first scheduled Payment Date in each Fiscal Year and as otherwise reasonably requested by the Borrower or the Administrative Agent, one or more (as the Borrower or the Administrative Agent may reasonably request) United States Internal Revenue Service Form W-8BEN, Form W-8BEN-E, Form W-8IMY (with certification documentation of the direct and indirect beneficial owners of such entity attached thereto) or Form W-8ECI or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender is exempt from withholding or deduction of Taxes, and shall (but only so long as such Lender remains lawfully able to do so) deliver to the Borrower and the Administrative Agent additional copies of such forms on or before the date that such forms expire or become obsolete or after the occurrence of an event requiring a change in the most recent form so delivered by it and such amendments thereto as may be reasonably requested by the Borrower or the Administrative Agent, in each case certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding Tax on payments of interest or fees, certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States or claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code.

(ii)    If any Lender or the Administrative Agent is a U.S. Person, such Lender or Administrative Agent shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of United States Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax.

(iii)    Any Lender under a Foreign Borrower Sub-Facility that is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction in which the applicable Foreign Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments made under any Loan Document shall deliver to such Foreign Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by such Foreign Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding; provided that in such Lender’s reasonable judgment such completion, execution or submission would not materially prejudice the legal or commercial position of such Lender.

SECTION 4.6.6    If the Borrower is required to pay additional amounts to or for the account of any Lender or Issuing Bank pursuant to this Section, then such Lender or Issuing Bank will change the jurisdiction of its applicable Eurodollar Office or Domestic Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the sole discretion of such Lender or Issuing Bank, is not otherwise disadvantageous to such Lender or Issuing Bank. No Lender or Issuing Bank shall be entitled to receive any greater payment under this Section as a result of the designation by such Lender or Issuing Bank of a different applicable Eurodollar Office or Domestic Office after the date hereof, unless such designation is made with the Borrower’s prior written consent or by reason of the provisions of Sections 4.1 or 4.3 requiring such Lender or Issuing Bank to designate a different applicable Eurodollar Office or Domestic Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

SECTION 4.6.7    If a payment made to a Lender or Issuing Bank under this Agreement or any other Loan Document would be subject to U.S. federal withholding of Taxes imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or Issuing Bank shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by either the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by either the Borrower or the Administrative Agent, as applicable, as may be necessary for either the Borrower or the Administrative Agent, as applicable, to comply with its obligations under FATCA, to determine that such Lender or Issuing Bank has complied with such Lender’s or Issuing Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 4.6.7, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

SECTION 4.6.8    Each Lender and the Administrative Agent agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

SECTION 4.6.9    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 4.6, it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 4.6 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant governmental authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 4.6.9 (plus any penalties, interest or other charges imposed by the relevant governmental authority) in the event that such indemnified party is required to repay such refund to such governmental authority. This Section 4.6.9 shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

SECTION 4.6.10    The Loan Parties shall timely pay to the relevant Governmental Authority, in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

SECTION 4.7    [Reserved].

SECTION 4.8    Payments, Computations, etc. Unless otherwise expressly provided herein, all payments by the Borrower pursuant to this Agreement or any other Loan Document shall be made by the Borrower to the Administrative Agent and, in the case of payments due to Lenders, shall be for the pro rata account of the Lenders entitled to receive such payment; provided that, unless otherwise expressly provided herein, payments with respect to Swingline Loans shall be for the pro rata account of the Swingline Lenders unless a Lender has funded its participation in such Swingline Loan, in which case such payments shall be for the account of the funding Lender. All such payments required to be made to the Administrative Agent shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m., Central time, on the date due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Administrative Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan when the Base Rate is determined by reference to the Prime Rate, 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (b) or clause (c) of the definition of the term “Interest Period” with respect to Eurodollar Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

SECTION 4.9    Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Revolving Loan or participation in LC Disbursements or Swingline Loans in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase (for cash at face value) from the other Lenders such participations in Revolving Loans and participations in LC Disbursements and Swingline Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that (a) if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender’s ratable share (according to the proportion of (i) the amount of such selling Lender’s required repayment to the purchasing Lender to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered and (b) the provisions of this Section 4.9 shall not be construed to apply to any payment made by the Borrower or any Foreign Borrower pursuant to and in accordance with the express terms of this Agreement (including Sections 2.10(b), 4.1, 4.3 and 4.4) or any other Loan Document or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans other than to the Borrower or an Affiliate thereof (as to which the provisions of this Section 4.9 shall apply). The Borrower and each Foreign Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 4.9 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of the Borrower or such Foreign Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set off to which this Section 4.9 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.9 to share in the benefits of any recovery on such secured claim.

SECTION 4.10    Replacement of Lender on Account of Increased Costs, Eurodollar Lending Unlawful, Reserve Requirements, Taxes, Certain Dissents, etc. If (a) any Lender shall claim the inability to make or maintain Eurodollar Borrowings pursuant to Section 4.1, (b) any Lender is owed increased costs under Section 4.3, (c) any payment to any Lender by the Borrower is subject to any withholding Tax pursuant to Section 4.6, (d) any Lender fails to agree to extend the Maturity Date if the Required Lenders have agreed to do so, (e) any Lender is a Defaulting Lender, or (f) in connection with any proposed amendment, modification, waiver or consent under the Agreement requiring consent of each Lender, the consent of the Required Lenders shall have been obtained, but the consent of one or more of the other Lenders whose consent is required shall not have been obtained, then the Borrower shall have the right, if no Event of Default or Default then exists, to replace such Lender with another bank or financial institution, provided that (i) to the extent under Section 10.10 its consent would be required for an assignment of a Loan or Commitment to such bank or financial institution, the Administrative

Agent, each Swingline Lender and each Issuing Bank shall have provided their prior written approval of such bank or other financial institution (not to be unreasonably delayed or withheld) and (ii) such bank or financial institution shall unconditionally purchase, in accordance with Section 10.10, all of such Lender’s interests, rights (other than its existing rights to payments pursuant to Section 4.3 or 4.6) and obligations under this Agreement and the other Loan Documents, without recourse or expense to, or warranty by, such Lender being replaced for a purchase price equal to the aggregate outstanding principal amount of the Loans of such Lender, plus any accrued but unpaid interest on such Loans, plus accrued but unpaid fees owed for the benefit of such Lender to the date of such purchase. The Borrower shall be obligated to pay, simultaneously with such purchase and sale, the increased costs, amounts, expenses and Taxes under Sections 4.3, 4.6 and 4.7, any amounts payable under Section 4.4 and all other costs, fees and expenses payable to such Lender hereunder and under the Loan Documents, to the date of such purchase as well as all other Obligations due and payable to or for the benefit of such Lender. Each party hereto agrees that an assignment and delegation required pursuant to this Section 4.10 may be effected pursuant to an Assignment Agreement executed by the Borrower, the Administrative Agent and the bank or the financial institution that is the assignee, and that the Lender required to make such assignment and delegation need not be a party thereto.

SECTION 4.11    Maximum Interest. It is the intention of the parties hereto to conform strictly to applicable usury laws and, anything herein to the contrary notwithstanding, the obligations of the Borrower to the Administrative Agent and each Lender under this Agreement shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to the Administrative Agent or such Lender limiting rates of interest which may be charged or collected by the Administrative Agent or such Lender. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the Federal and state laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable) with respect to the Administrative Agent or a Lender then, in that event, notwithstanding anything to the contrary in this Agreement, it is agreed as follows: (a) the provisions of this Section shall govern and control; (b) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, charged or received under this Agreement, or under any of the other aforesaid agreements or otherwise in connection with this Agreement by the Administrative Agent or such Lender shall under no circumstances exceed the maximum amount of interest allowed by applicable law (such maximum lawful interest rate, if any, with respect to such Lender herein called the “Highest Lawful Rate”), and any excess shall be credited to the Borrower by the Administrative Agent or such Lender (or, if such consideration shall have been paid in full, such excess refunded to the Borrower); (c) all sums paid, or agreed to be paid, to the Administrative Agent or such Lender for the use, forbearance and detention of the Indebtedness of the Borrower to the Administrative Agent or such Lender hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Indebtedness until payment in full so that the actual rate of interest is uniform throughout the full term thereof; and (d) if at any time the interest provided pursuant to Section 4.1 together with any other fees payable pursuant to this Agreement and the other Loan Documents and deemed interest under applicable law, exceeds that amount which would have accrued at the Highest Lawful Rate, the amount of interest and any such fees to accrue to the Administrative Agent or such Lender pursuant to this Agreement shall be limited, notwithstanding anything to the contrary in this Agreement to that amount which would have accrued at the Highest Lawful Rate, but any subsequent reductions, as applicable, shall not reduce the interest to accrue to the Administrative Agent or such Lender pursuant to this Agreement below the Highest Lawful Rate until the total amount of interest accrued pursuant to this Agreement and such fees deemed to be interest equals the amount of interest which would have accrued to the Administrative Agent or such Lender if a varying rate per annum equal to the interest provided pursuant to Section 3.2 had at all times been in effect, plus the amount of fees which would have been received but for the effect of this Section. For purposes of Section 303.201 of the Texas Finance Code, as amended, to the extent, if any, applicable to the Administrative Agent or a Lender, the Borrower agrees that the Highest Lawful Rate shall be the “indicated (weekly) rate ceiling” as defined in said Section, provided that the Administrative Agent or such Lender may also rely, to the extent permitted by applicable laws, on alternative maximum rates of interest under other laws applicable to the Administrative Agent or such Lender if greater. Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving tri-party accounts) shall not apply to this Agreement or the other Loan Documents.

ARTICLE V

CONDITIONS

SECTION 5.1    Third Amendment Effective Date. The amendment of the Existing Credit Agreement in the form hereof is subject to the satisfaction (or waiver in accordance with Section 10.1 of the Existing Credit Agreement) of the conditions precedent to the occurrence of the Third Amendment Effective Date as set forth in the Third Amendment.

SECTION 5.2    All Borrowings. The obligation of each Lender to fund any Borrowing (including the initial Borrowing) and of any Issuing Bank to issue, amend, renew or extend any Letters of Credit hereunder (including any initial Letter of Credit) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section.

SECTION 5.2.1    Representations and Warranties, No Default. Both before and after giving effect to any Borrowing or any issuance, amendment, renewal or extension of a Letter of Credit, the following statements shall be true and correct: (a) the representations and warranties set forth in Article VI (other than the representations contained in Sections 6.6 and 6.7) shall be true and correct (i) in the case of the representations and warranties qualified by materiality, in all respects and (ii) otherwise, in all material respects, in each case with the same effect as if then made (or, if such representation or warranty is stated to relate solely to an earlier date, as of such earlier date); and (b) no Default or Event of Default shall have then occurred and be continuing.

SECTION 5.2.2    Borrowing Request. Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall constitute a representation and warranty by the Borrower that on the date thereof (both immediately before and after giving effect thereto) the statements made in Section 5.2.1 are true and correct.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders and the Administrative Agent to enter into this Agreement and to make Loans hereunder and to participate in Letters of Credit and to induce each Issuing Bank to issue Letters of Credit, the Borrower represents and warrants to the Administrative Agent and each Lender as set forth in this Article VI.

SECTION 6.1    Organization, etc. The Borrower and each of its Material Subsidiaries is a corporation, partnership, limited partnership or limited liability company validly organized and existing and in good standing under the laws of the State of its incorporation, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement and each other Loan Document to which it is a party and to conduct its business substantially as currently conducted by it (except where the failure to be so qualified to do business or be in good standing or to hold any such licenses, permits and other approvals would not reasonably be expected to cause a Material Adverse Effect).

SECTION 6.2    Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Agreement and each other Loan Document executed or to be executed by it, and the Borrower’s participation in any transaction contemplated herein, are within the Borrower’s powers, have been duly authorized by all necessary corporate action, and do not (a) contravene the Borrower’s Organic Documents, (b) contravene any material contractual restriction, law, governmental regulation or court decree or order, in each case binding on or affecting the Borrower or (c) result in, or require the creation or imposition of, any Lien on any of the Borrower’s properties.

SECTION 6.3    Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery or performance by the Borrower of this Agreement or any other Loan Document to which it is a party, or for the Borrower’s participation in any transaction contemplated herein, except as have been obtained and remain in full force and effect. Neither the Borrower nor any Foreign Borrower is or is “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 6.4    Validity; Enforceability, etc. This Agreement constitutes, and each other Loan Document executed by the Borrower will, upon the execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms except as (i) enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

SECTION 6.5    Financial Information. The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at December 31, 2017 and the related consolidated statements of earnings and cash flow, copies of which have been furnished to the Administrative Agent and each Lender, have been prepared in accordance with GAAP consistently applied, and present fairly, in all material respects, the consolidated financial condition of the Borrower and its Consolidated Subsidiaries as at the date thereof and the results of their operations and cash flows for the period then ended except as disclosed in Item 6.5 (“Financial Information”) of the Disclosure Schedule.

SECTION 6.6    No Material Adverse Change. As of the Third Amendment Effective Date, since the date of the financial statements described in Section 6.5, there has been no material adverse change in the financial condition, operations, assets, business or properties of the Borrower and its Subsidiaries (on a consolidated basis), except as disclosed in Item 5.1.6 (“Material Adverse Change”) of the Disclosure Schedule.

SECTION 6.7    Litigation, Labor Controversies, etc. As of the Third Amendment Effective Date, there is no pending or, to the knowledge of the Borrower, threatened litigation, action, proceeding, or labor controversy affecting the Borrower or any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues, which would reasonably be expected to cause a Material Adverse Effect or which purports to affect the legality, validity or enforceability of, or the rights and remedies of the Administrative Agent and the Lenders under, this Agreement or any other Loan Document, except as disclosed in Item 6.7 (“Litigation”) of the Disclosure Schedule.

SECTION 6.8    Subsidiaries. Schedule 6.8 sets forth, as of the Third Amendment Effective Date, the name, the type and jurisdiction of organization and the ownership interest of each direct or indirect subsidiary of the Borrower, identifying each Exempted Subsidiary.

SECTION 6.9    Taxes. The Borrower and each of its Subsidiaries which is a member of the Borrower’s consolidated U.S. federal income tax group has filed all federal Tax returns and reports and all material state Tax returns and reports required by law to have been filed by it and has paid all Taxes and governmental charges thereby shown to be owing, except any such Taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books and except such returns and Taxes for jurisdictions other than the United States with respect to which the failure to file and pay such Taxes would not reasonably be expected to cause a Material Adverse Effect.

SECTION 6.10    Pension and Welfare Plans.

(a)    During the twelve-consecutive-month period prior to the Third Amendment Effective Date and prior to the date of any Borrowing hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 430(k) of the Code, in either case which would reasonably be expected to cause a Material Adverse Effect. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrower or any member of the Controlled Group of any liability, fine or penalty which would reasonably be expected to cause a Material Adverse Effect. As of the Third Amendment

Effective Date, except as disclosed in Item 6.10 (“Employee Benefit Plans”) of the Disclosure Schedule, neither the Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

(b)    None of the Borrower or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA), and neither the execution of this Agreement nor the making of any Loan or issuance of any Letter of Credit hereunder gives rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code with respect to any Plan sponsored or maintained by the Borrower or any of its Subsidiaries.

SECTION 6.11    Environmental Warranties and Compliance. The liabilities and costs of the Borrower and its Subsidiaries related to compliance with applicable Environmental Laws (as in effect on the date on which this representation is made or deemed made) would not reasonably be expected to cause a Material Adverse Effect.

SECTION 6.12    Regulation U. None of the Borrower and its Subsidiaries are engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loans and no Letters of Credit will be used for a purpose which violates, or would be inconsistent with, Regulation U.

SECTION 6.13    Accuracy of Information. No certificate, statement or other information delivered herewith or hereto by or on behalf of the Borrower in writing to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a fact or omits to state any fact known to the Borrower or its Subsidiaries necessary to make the statements contained herein or therein not misleading as of the date made or deemed made, except to the extent that any untrue statement or omission would not reasonably be expected to cause a Material Adverse Effect; provided that, with respect to projected information, the Borrower only represents that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

SECTION 6.14    Use of Proceeds. The proceeds of each Borrowing shall be used for the general corporate purposes of the Borrower and its Subsidiaries. Letters of Credit will be issued for general corporate purposes of the Borrower and its Subsidiaries

SECTION 6.15    Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to achieve compliance by the Borrower, its subsidiaries and their respective directors, officers, employees and agents (acting in their capacity as such) with applicable Anti-Corruption Laws and Sanctions. The Borrower and each of its subsidiaries is in compliance with all applicable Anti-Corruption Laws and Sanctions. None of (a) the Borrower, any of its subsidiaries or, to the knowledge of the Borrower or any of its subsidiaries, any of their respective directors or officers, or (b) to the knowledge of the Borrower or any of its subsidiaries, any employee or agent of the Borrower or any of its subsidiaries (in each case, acting in their capacity as such), is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.

SECTION 6.16    EEA Financial Institutions. No Loan Party is an EEA Financial Institution.

ARTICLE VII

COVENANTS

SECTION 7.1    Affirmative Covenants. The Borrower agrees with the Administrative Agent and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower will perform the obligations set forth in this Section 7.1.

SECTION 7.1.1    Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to each Lender and the Administrative Agent copies of the following financial statements, reports, notices and information:

(a)    as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, a copy of the Borrower’s Quarterly Report on Form 10-Q with respect to such Fiscal Quarter, containing a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of earnings and cash flow of the Borrower and its Consolidated Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the chief financial officer of the Borrower as having been prepared in accordance with GAAP, subject to year-end audit adjustments;

(b)    as soon as available and in any event within 75 days after the end of each Fiscal Year of the Borrower, a copy of the Borrower’s Annual Report on Form 10-K with respect to such Fiscal Year, containing the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the Borrower and its Consolidated Subsidiaries for such Fiscal Year, together with an audit report thereon by an independent registered public accounting firm of recognized national standing certifying that such financial statements have been prepared in accordance with GAAP;

(c)    as soon as available and in any event at the time of each delivery of financial statements under subsections (a) and (b) of this Section 7.1.1, a certificate, executed by the chief financial officer of the Borrower, showing (in reasonable detail, and including reasonably detailed computations of adjustments relating to Exempted Subsidiaries) compliance with the financial covenant set forth in Section 7.2.3;

(d)    promptly, and in any event within three Business Days after an Authorized Officer of the Borrower or any of its Subsidiaries becomes aware of the existence of the occurrence of each Default, a statement of the chief executive officer or the chief financial officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

(e)    promptly after (i) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Subsidiary, or any adverse development therein, that would be reasonably expected to have a Material Adverse Effect, or (ii) any other development that would be reasonably expected to have a Material Adverse Effect;

(f)    promptly after the sending or filing thereof, copies of all reports (other than reports on Form 10-K and Form 10-Q but including those on Form 10-K) and registration statements (other than those on Form S-8 or any successor from relating to the registration of securities offered pursuant to any employee benefit plan) which the Borrower or any of its Subsidiaries files with the SEC or any national securities exchange; and

(g)    such other information respecting the condition or operations, financial or otherwise, of the Borrower, any of its Subsidiaries or, to the extent such information relates to compliance with this Agreement, any Exempted Subsidiary as any Lender through the Administrative Agent may from time to time reasonably request.

To the extent any documents which are required to be delivered pursuant to clause (a), (b) or (f) of Section 7.1.1 are included in materials otherwise filed with the SEC, such documents may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the following website address: http://www.nobleenergyinc.com; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent). The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

SECTION 7.1.2    Compliance with Laws, etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, such compliance to include, without limitation: (a) the maintenance of its qualification as a foreign corporation, (b) the payment, before the same become delinquent, of all Taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books and (c) all Environmental Laws, except, in each case, where the failure to so comply would not reasonably be expected to cause a Material Adverse Effect.

SECTION 7.1.3    Maintenance of Properties. The Borrower will, and will cause each of its Material Subsidiaries to, maintain, preserve, protect and keep its properties in good repair, working order and condition (ordinary wear and tear excepted), and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable or unless failure to so preserve, maintain, protect or keep its properties would not reasonably be expected to cause a Material Adverse Effect.

SECTION 7.1.4    Insurance. The Borrower will, and will cause each of its Material Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses in similar locations.

SECTION 7.1.5    Books and Records. The Borrower will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect, in accordance with GAAP, all of its business affairs and transactions and permit the Administrative Agent or its representatives, at reasonable times and intervals and upon reasonable prior notice to the Borrower, to visit all of its offices, to discuss its financial matters with its officers and employees and to examine any of its books or other corporate records; provided, however, that prior notice to the Borrower shall not be required if an Event of Default has occurred or is continuing.

SECTION 7.1.6    Existence; Conduct of Business. The Borrower will, and will cause each Foreign Borrower to, preserve, renew and keep in force and effect, its legal existence and good standing under the laws of the jurisdiction of its organization. The Borrower will, and will cause each Material Subsidiary, to cause all material properties and businesses to be regularly conducted, operated, maintained and developed in a good and workmanlike manner, as would a prudent operator and in accordance with all applicable federal, state and local laws, rules and regulations, except for any failure to so conduct, operate, maintain and develop that would not reasonably be expected to cause a Material Adverse Effect.

SECTION 7.2    Negative Covenants. The Borrower agrees with the Administrative Agent and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower will perform the obligations set forth in this Section 7.2.

SECTION 7.2.1    [Reserved.]

SECTION 7.2.2    Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

(a)    Liens securing payment of the Obligations, granted pursuant to any Loan Document;

(b)    Liens for Taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(c)    Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue more than 30 days or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(d)    Liens incurred in the ordinary course of business in connection with workmen’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders or bids, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

(e)    judgment Liens not giving rise to an Event of Default under Section 8.1.6;

(f)    Liens in favor of the United States of America or any state thereof or any department, agency, instrumentality or political subdivision of any such jurisdiction to secure partial, progress, advance or other payments pursuant to any contract or statute;

(g)    Liens required by any contract or statute in order to permit the Borrower or a Subsidiary to perform any contract or subcontract made by it with or at the request of the United States of America, any state or any department, agency or instrumentality or political subdivision of either;

(h)    Liens which exist prior to the time of acquisition upon any assets acquired by the Borrower or any Subsidiary (including Liens on assets of any Person not a subsidiary of the Borrower at the time of the acquisition of the capital stock or assets of such Person or a merger with or consolidation with such Person by the Borrower or a subsidiary of the Borrower); provided that the Lien shall attach solely to the assets so acquired (or of the Person so acquired, merged or consolidated);

(i)    Liens securing Indebtedness owing by any Subsidiary to another Subsidiary or to the Borrower;

(j)    Liens pursuant to partnership agreements, oil, gas and/or mineral leases, farm-out agreements, division orders, contracts for the processing of oil, gas and/or other hydrocarbons, unitization and pooling declarations and agreements, operating agreements, development agreements, area of mutual interest agreements and other agreements which are customary in the oil, gas and other mineral exploration, development and production business and in the business of processing of gas and gas condensate production for the extraction of products therefrom;

(k)    Liens set forth on Schedule 7.2.2 which are existing on the Original Effective Date;

(l)    Liens on debt of or equity interests in a Person that is not a Subsidiary;

(m)    Liens on cash and cash equivalents to secure payment or performance under futures, forwards or Hedging Obligations, and other obligations of a like nature, in each case in the ordinary course of business;

(n)    Liens securing Indebtedness of the Borrower or its Subsidiaries incurred to finance the acquisition, construction, or improvement, or capital lease of assets (including equipment); provided that such Indebtedness when incurred shall not exceed the purchase price and costs, as applicable, of acquisition, construction or improvement of the asset(s) financed and all fees, costs and expenses relating thereto, including attorney and legal, accounting, expert, and professional advisor fees and expenses;

(o)    any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to Section 7.2.2(h), 7.2.2(k) and 7.2.2(n) or of any Indebtedness secured thereby; provided that in the case of Liens securing Indebtedness, the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement Lien shall be limited to all or part of substantially the same property or revenue subject of the Lien extended, renewed or replaced (plus improvements on such property);

(p)    Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Borrower in excess of those set forth by regulations promulgated by the F.R.S. Board or any other Governmental Authority performing a substantially equivalent role; and (ii) such deposit account is not intended by the Borrower or any Subsidiary to provide collateral to the depository institution;

(q)    Liens on Project Assets; and

(r)    Liens upon assets of the Borrower and its Subsidiaries created after the Original Effective Date not otherwise permitted by this Section 7.2.2, provided that (i) the Indebtedness secured thereby shall not exceed fifteen percent (15%) of Consolidated Net Tangible Assets in the aggregate at any one time outstanding and (ii) such Liens do not encumber or attach to any equity interest in a Subsidiary.

SECTION 7.2.3    Financial Covenant - Total Debt to Capitalization. The Borrower will not permit the Total Debt to Capitalization Ratio, expressed as a percentage, to exceed 65% at any time.

SECTION 7.2.4    Subsidiary Guarantees. The Borrower will not permit any of its subsidiaries to guarantee, or otherwise become obligated with respect to, any Indebtedness of the Borrower unless, substantially concurrently therewith, (a) such subsidiary shall execute and deliver to the Administrative Agent a guarantee agreement, in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which it shall guarantee payment of the Obligations of the Borrower under this Agreement and the other Loan Documents and (b) such subsidiary shall deliver to the Administrative Agent such customary evidence of authority, resolutions and certificates as the Administrative Agent may reasonably request in connection therewith; provided that the Borrower shall not be obligated to provide any such guarantee agreement by a subsidiary not organized under the laws of the United States, any State thereof or the District of Columbia if the provision of such a guarantee agreement would result in an adverse Tax consequence to the Borrower or its subsidiaries.

SECTION 7.2.5    Consolidation, Merger, etc. The Borrower will not (a) liquidate or dissolve, (b) consolidate with, or merge into or with, any other Person, except (i) any Subsidiary and (ii) so long as no Event of Default has occurred and is continuing or would occur after giving effect thereto, any other Person, in either case so long as the Borrower is the surviving entity, and (c) the Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, or otherwise dispose of (in one transaction or in a series of transactions, and whether directly or through any merger or consolidation) assets representing all or substantially all the assets of the Borrower and its Subsidiaries (whether now owned or hereafter acquired), taken as a whole. The Borrower will not permit any Foreign Borrower to (i) liquidate or dissolve or (ii) consolidate with, or merge with or into, any other Person, except (A) any Subsidiary and (B) so long as no Event of Default has occurred and is continuing or would occur after giving effect thereto, any other Person (other than the Borrower or another Foreign Borrower), in each case, so long as such Foreign Borrower is the surviving entity. The Borrower shall not permit any Foreign Borrower to cease to be a wholly owned Subsidiary.

SECTION 7.2.6    Restrictive Agreements. The Borrower will not, and will not permit any of its Material Subsidiaries to, enter into any agreement prohibiting the ability of any Material Subsidiary to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Material Subsidiary to make any payment, directly or indirectly, to the Borrower, other than (a) agreements or arrangements in respect of Indebtedness of a Person which exist at the time such Person is merged or amalgamated with a subsidiary of the Borrower or existing at the time such Person becomes a subsidiary of the Borrower, so long as such Indebtedness was not created in anticipation thereof, and in respect of Indebtedness secured by a Lien encumbering any assets acquired by a Subsidiary, so long as such Indebtedness was not created in anticipation thereof, and extensions, refinancings, renewals or replacements thereof, (b) agreements or arrangements set forth in the Organic Documents of any Exempted Subsidiary or any related joint venture or similar agreement or with respect to any Indebtedness of any Exempted Subsidiary, provided, in each case, that any such prohibitions and restrictions set forth therein apply only to Exempted Subsidiaries or Project Assets, and (c) agreements or arrangements with respect to which the sum of all Indebtedness entitled to the benefit of such agreements or arrangements plus the aggregate Minority Equity Value of all Material Subsidiaries subject to such restriction does not exceed 10% of Consolidated Net Tangible Assets; where the term “Minority Equity Value” means the product of the Consolidated Net Tangible Assets attributable to such Material Subsidiary (but without reduction for minority equity interests) times the percentage of the equity interests of such Material Subsidiary owned by a Person other than the Borrower and its Subsidiaries that are entitled to the benefit of such agreement or arrangement.

SECTION 7.2.7    Anti-Corruption Laws and Sanctions. The Borrower will not directly, or to the Borrower’s knowledge, indirectly use the proceeds of any Borrowing or Letter of Credit (a) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transactions would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state, or (b) in any other manner that would result in a violation of Sanctions or Anti-Corruption Laws applicable to any party hereto.

ARTICLE VIII

EVENTS OF DEFAULT

SECTION 8.1    Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an “Event of Default”.

SECTION 8.1.1    Non-Payment of Obligations. The Borrower shall default in the payment or prepayment when due of any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement, or the Borrower shall default (and such default shall continue unremedied for a period of five days) in the payment when due of any interest on any Loan, of any fee hereunder or of any other Obligation.

SECTION 8.1.2    Breach of Warranty. Any representation or warranty of the Borrower made or deemed to be made hereunder or in any other Loan Document executed by it or any certificates delivered pursuant to this Agreement or any other Loan Document is or shall be incorrect in any material respect when made or deemed made.

SECTION 8.1.3    Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance and observance of any of its obligations under Sections 7.1.1(d), 7.1.6 (as to existence of the Borrower), 7.2.2, 7.2.3, 7.2.4, 7.2.5, 7.2.6 or 7.2.7; provided that the imposition of any non-consensual Lien that is not permitted to exist pursuant to Section 7.2.2 shall not be deemed to constitute an Event of Default hereunder until thirty (30) days after the date of such imposition.

SECTION 8.1.4    Non-Performance of Other Covenants and Obligations. The Borrower shall default in the due performance and observance of any other provision contained herein (not constituting an Event of Default under the preceding provisions of this Section 8.1) or any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent.

SECTION 8.1.5    Default on Other Indebtedness. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 8.1.1 or any Project Subsidiary Indebtedness) of the Borrower or any of its Material Subsidiaries, or of any reimbursed obligation in respect of letters of credit for which the Borrower or any of its Material Subsidiaries is an account party, in any case having a principal amount, individually or in the aggregate, in excess of $150,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness or reimbursement obligation if the effect of such default is to accelerate the maturity of any such Indebtedness or reimbursement obligation or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness or reimbursement obligation, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

SECTION 8.1.6    Judgments. Any judgment or order for the payment of money in excess of $150,000,000 shall be rendered against the Borrower or any of its Material Subsidiaries if such excess is not fully covered by valid and collectible insurance in respect thereof, and either (i) proper or valid enforcement or levying proceedings (except if solely with respect to the Project Assets) shall have been commenced by any creditor upon such judgment or order or (ii) such judgment or order shall continue unsatisfied and unstayed for a period of sixty (60) consecutive days.

SECTION 8.1.7    Pension Plans. Any of the following events shall occur with respect to any Pension Plan: (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan in excess of $150,000,000; or (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 430(k) of the Code to the extent such action would reasonably be expected to cause a Material Adverse Effect.

SECTION 8.1.8    Change in Control. Any Change in Control shall occur.

SECTION 8.1.9    Bankruptcy, Insolvency, etc. The Borrower or any Material Subsidiary shall (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due; (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or Material Subsidiaries or any substantial portion of the property of any thereof (other than any Project Assets), or make a general assignment for the benefit of creditors; (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any Material Subsidiary or for a substantial part of the property of any thereof (other than any Project Assets), and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days; provided that the Borrower and each Material Subsidiary hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any Material Subsidiary, and, if any such case or proceeding is not commenced by the Borrower or such Material Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Material Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed; provided that the Borrower and each Material Subsidiary hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

SECTION 8.2    Action if Bankruptcy. If any Event of Default described in Section 8.1.9 shall occur with respect to the Borrower or any Foreign Borrower, the Commitments (if not theretofore terminated) shall automatically terminate, the outstanding principal amount of all outstanding Borrowings and all other Obligations shall automatically be and become immediately due and payable and the obligation of the Borrower to deposit Cash Collateral in accordance with Section 2.11(j) shall become automatically effective, and such deposit shall become immediately due and payable, in each case, without notice, demand or presentment.

SECTION 8.3    Action if Other Event of Default. If any Event of Default (other than any Event of Default described in Section 8.1.9 with respect to the Borrower or any Foreign Borrower) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without notice of acceleration, intention to accelerate, presentment and demand or notice of any kind, as the case may be, all of which are hereby expressly waived, and/or the Commitments shall terminate.

ARTICLE IX

THE AGENTS

SECTION 9.1    Appointment of Administrative Agent. Each Lender and each Issuing Bank hereby appoints JPMorgan as the Administrative Agent under this Agreement and each other Loan Document, and authorizes the Administrative Agent to take such actions and to exercise such powers as are delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article IX are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and neither the Borrower nor any of its Affiliates shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

SECTION 9.2    Exculpation. The Administrative Agent shall not have any duties or obligations, except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a)    shall not have or be deemed to have any fiduciary relationship with any Lender or Issuing Bank or be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent;

(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be, or as the Administrative Agent shall believe in good faith to be, expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any applicable bankruptcy or insolvency proceeding or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any applicable bankruptcy or insolvency law; and

(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent and its Related Parties shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided herein or in the other Loan Documents) or (ii) in the absence of its own gross negligence or willful misconduct (such absence to be preserved unless otherwise determined by a court of competent jurisdiction by final and nonappealable judgment). The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice (stating that it is a “notice of default”) describing such Default is given to the Administrative Agent by the Borrower, a Lender or an Issuing Bank.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 9.3    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or amendment of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank prior to the making of such Loan or the issuance, extension, renewal or amendment of such Letter of Credit. The Administrative Agent shall be entitled to rely on legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 9.4    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facility as well as, in respect of the Administrative Agent, activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

SECTION 9.5    Successor Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Borrower and the Lenders. If the Administrative Agent becomes a Defaulting Lender, then the Administrative Agent may be removed by the Required Lenders by notice to that effect to the Administrative Agent and the Borrower. Upon receipt of any such notice of resignation or removal, the Required Lenders shall have the right, in consultation with the Borrower (so long as no Event of Default exists), to appoint a successor, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. If, in the case of resignation, no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Bank directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article IX and Sections 10.3 and 10.4 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

SECTION 9.6    Individual Rights. Each of the Agents shall have the same rights and powers with respect to the Loans or Letters of Credit made by it or any of its Affiliates, and may exercise the same as if it were not an Agent and the term “Lender”, “Lenders”, “Issuing Bank” or “Issuing Banks” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as an Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders or the Issuing Banks.

SECTION 9.7    Indemnification of the Agents. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) each of the Agents, pro rata according to such Lender’s Percentage, WHETHER OR NOT RELATED TO ANY SINGULAR, JOINT OR CONCURRENT NEGLIGENCE OF THE AGENTS, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, any Agent in any way relating to or arising out of this Agreement and any other Loan Document, including reasonable attorneys’ fees, and as to which such Agent is not reimbursed by the Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final, non-appealable judgment to have resulted solely from such Agent’s gross negligence or willful misconduct. None of the Agents shall be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of any Agent shall be or become inadequate, in such Agent’s determination, as the case may be, such Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

SECTION 9.8    Credit Decisions. Each Lender and Issuing Bank acknowledges that it has made its own credit decision to extend its Commitments hereunder and enter into this Agreement or any other Loan Document, in each case, (i) independently of each of the Agents, each other Lender and each other Issuing Bank and (ii) based on such Lender’s or Issuing Bank’s review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender or Issuing Bank) and such other documents, information and investigations as such Lender has deemed appropriate. Each Lender and Issuing Bank also acknowledges that it will continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document (i) independently of each of the Agents, each other Lender and each other Issuing Bank and (ii) based on such other documents, information and investigations as it shall deem appropriate at any time.

SECTION 9.9    Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Banks and the Administrative Agent under Sections 3.3, 10.3 and 10.4) allowed in such judicial proceeding; and

(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3.3, 10.3 and 10.4.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 9.10    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers, the Syndication Agents or the Documentation Agents shall have any duties or obligations under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Bank hereunder, but all such Persons shall have the benefit of the indemnities and exculpatory provisions provided for herein. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, none of the Arrangers, the Syndication Agents or the Documentation Agents shall have or be deemed to have any fiduciary relationship with any Lender or Issuing

Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Arranger, any Syndication Agent or any Documentation Agent.

SECTION 9.11    Certain ERISA Matters.

(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any Foreign Borrower, that at least one of the following is and will be true:

(i)    such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)    In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the

Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any Foreign Borrower, that:

(i)    none of the Administrative Agent, the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50,000,000, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v)    no fee or other compensation is being paid directly to the Administrative Agent, the Arrangers or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c)    The Administrative Agent and the Arrangers hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE X

MISCELLANEOUS PROVISIONS

SECTION 10.1    Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided, however, that no such amendment, modification or waiver which would: (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender; (b) modify the first sentence of Section 4.8, Section 4.9 or this Section 10.1, change the definition of “Required Lenders”, reduce any fees described in Article III or, except in the manner set forth in Section 2.10, extend the Maturity Date, shall be made without the consent of each Lender; (c) except in the manner set forth in Section 2.10, extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Loan or LC Disbursement (or reduce the principal amount of or rate of interest on any Loan or LC Disbursement) shall be made without the consent of the Lender which made such Loan or is otherwise affected thereby; (d) release the Borrower from any guarantee given under Section 2.12.2 in respect of a Foreign Borrower without the consent of each Lender directly affected thereby, (e) affect adversely the interests, rights or obligations of any Agent as an Agent shall be made without the consent of such Agent or (f) amend Section 2.11(c) to permit any Letter of Credit to expire after the Maturity Date without the consent of any Lender that is adversely affected thereby; provided, further, that no such amendment, modification or waiver which would either increase any Commitment or the Percentage of any Lender, or modify the rights, duties or obligations of any Agent, Issuing Bank or Swingline Lender, shall be effective without the consent of such Lender, such Agent, such Issuing Bank or such Swingline Lender, as applicable. Notwithstanding the foregoing, (i) this Agreement may be modified as set forth in Sections 2.9(e), 2.9(f), 2.10(d), 2.12.4 and 4.2(b), and Schedules IIA and IIB hereto may be modified as provided in the definitions of the terms Swingline Commitment or Swingline Lenders or the terms LC Commitment or Issuing Bank, as applicable, in each case, without the consent of any Lender, and (ii) any provision of this Agreement or any other Loan Document may be amended, without the consent of any Lender, by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any obvious error or any ambiguity, omission, defect or inconsistency of a technical nature, so long as (A) such amendment does not adversely affect the rights of any Lender or (B) the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment. No failure or delay on the part of the Administrative Agent, any Lender, any Issuing Bank or any Swingline Lender in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Administrative Agent, any Lender, any Issuing Bank or Swingline Lender under this Agreement or any other Loan

Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

SECTION 10.2    Notices.

(a)    Except in the case of notices and other communications expressly permitted to be given by telephone and subject to Section 10.2(b), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(i)    if to the Borrower, to:

Noble Energy, Inc.

1001 Noble Energy Way

Houston, Texas 77070

Attention:    Treasurer

Telephone No.: (281) 872-3107

Facsimile No.: (281) 872-3121

(ii)    if to the Administrative Agent, to:

JPMorgan Chase Bank, N.A.

Agency Services

1111 Fannin Street, 10th Floor

Houston, Texas 77002

Attention: Shadia Folahan

Telephone No.: (713) 750-2367

Facsimile No.: (713) 427-6307

With a copy to:

JPMorgan Chase Bank, N.A.

Global Oil & Gas Group

712 Main Street, 12th Floor

Houston, Texas 77002

Attention: Marshall Trenckmann

Telephone No.: (713) 216-6031

Facsimile No.: (713) 216-8870

(iii)    if to the Syndication Agent, any Documentation Agent, any Issuing Bank, any Swingline Lender or any other Lender, to it at its address (or fax number) provided to the Administrative Agent and the Borrower or as set forth in its Administrative Questionnaire.

(b)    Notices and other communications to the Lenders, Issuing Banks or Swingline Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender or Issuing Bank if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)    Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

(d)    The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communication by posting such Communication on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available”. Neither the Administrative Agent nor any of its Related Parties warrants, or shall be deemed to warrant, the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made, or shall be deemed to be made, by the Administrative Agent or any of its Related Parties in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties have any liability to the Loan Parties, any Lender, any Issuing Bank or any other Person for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of communications through the Platform

SECTION 10.3    Payment of Costs, Expenses and Taxes. The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of (i) the Administrative Agent, the Syndication Agent and the Arrangers in connection with the preparation, negotiation, execution, delivery, syndication and administration of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modification to this Agreement or any other Loan Document, (ii) an Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) a Swingline Lender in connection with the making of any Swingline Loan or any demand for payment thereunder, and (iv) the Administrative Agent, any Issuing Bank, any Swingline Lender and the Lenders in connection with the enforcement by the Lenders, any Issuing Bank, any Swingline Lender or the Administrative Agent of, or the protection of rights under, this Agreement and each other Loan Document. The Administrative Agent, the other Agents, the Arrangers, each Issuing Bank, each Swingline Lender and each Lender agree to the extent feasible, and to the extent a conflict of interest does not exist in the reasonable opinion of the Administrative Agent, the other Agents, the Arrangers, any Issuing Bank, any Swingline Lender or any Lender, to use one law firm in each jurisdiction in connection with the foregoing, to the extent they seek reimbursement for the expenses thereof from the Borrower. Each Lender agrees to reimburse the Administrative Agent, each Issuing Bank and each Swingline Lender on demand for such Lender’s pro rata share (based upon its Percentage) of any such costs or expenses not paid by the Borrower. In addition, the Borrower agrees to pay, and to save the Administrative Agent, the other Agents, the Arrangers, any Issuing Bank, any Swingline Lender and the Lenders harmless from all liability for, any stamp or other Taxes (other than Excluded Taxes) which may be payable in connection with the execution or delivery of this Agreement, the Borrowings hereunder, or of any other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith.

SECTION 10.4    Indemnification; Waiver of Consequential Damages. The Borrower hereby indemnifies, exonerates and holds each Agent, the Arrangers, each Issuing Bank, each Swingline Lender and each Lender and each of their respective Related Parties (collectively, the “Indemnified Parties”), WHETHER OR NOT RELATED TO OR RESULTING FROM ANY NEGLIGENCE OF THE INDEMNIFIED PARTIES, free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), whether brought by a third party or by the Borrower and regardless of whether any Indemnified Party is a party thereto, including reasonable attorneys’ fees and disbursements (collectively, the “Indemnified Liabilities”), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or Letter of Credit; the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties; any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any of its subsidiaries of all or any portion of the stock or assets of any Person, whether or not such Agent, the Arrangers, such Issuing Bank, such Swingline Lender or such Lender is party thereto; any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Borrower or any of its subsidiaries of any Hazardous Material; or the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any of its subsidiaries of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or any of its subsidiaries; provided that such indemnity shall not, as to any Indemnified Party, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Party, (y) result from a claim brought by the Borrower or any of its subsidiaries against an Indemnified Party for breach in bad faith of such Indemnified Party’s obligations hereunder or under any other Loan Document, if the Borrower or such subsidiary has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result from any dispute solely among the Indemnified Parties (other than any claims against an Indemnified Party in its capacity or in fulfilling its obligations as the Administrative Agent or other Agent, an Arranger or any other titled role in respect of the Facility) and not arising out of any act or omission of the Borrower or any of its subsidiaries. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the

Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. This Section 10.4 shall not apply with respect to Taxes other than any Taxes that represent Indemnified Liabilities arising from any non-Tax claim. All amounts due under this Section 10.4 shall be payable promptly after written demand therefor. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, NO PARTY SHALL ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST ANY INDEMNIFIED PARTY, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, ANY LOAN OR LETTER OF CREDIT, OR THE USE OF THE PROCEEDS THEREOF. NO INDEMNIFIED PARTY SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY; PROVIDED SUCH INDEMNIFIED PARTY HAS TAKEN AND MAINTAINS COMMERCIALLY REASONABLE EFFORTS AND CONTROLS TO SAFEGUARD THE USE AND ACCESS OF SUCH MATERIAL AND INFORMATION.

SECTION 10.5    Survival. The obligations of the Borrower under Sections 4.3, 4.4, 4.6, 10.3 and 10.4, and the provisions of Article IX, including the obligations of the Lenders under Section 9.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments.

SECTION 10.6    Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 10.7    Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

SECTION 10.8    Governing Law. THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS.

SECTION 10.9    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto (and, in the case of Section 10.4, the Indemnified Parties) and their respective successors and assigns (including any Affiliate of an

Issuing Bank that issues any Letter of Credit); provided, however, that: (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent and all Lenders; and (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.10.

SECTION 10.10    Sale and Transfer of Loans and Commitments; Participations in Loans and Commitments. Each Lender may assign, or sell participations in, its Loans and Commitments to one or more other Persons in accordance with this Section.

SECTION 10.10.1    Assignments. Any Lender at any time may assign and delegate:

(a)    with notice to (but without the consent of) the Administrative Agent, the Swingline Lenders, the Issuing Banks and the Borrower, to any of its Affiliates or to any other Lender (or with respect to a Swingline Loan or Swingline Commitment, any other Swingline Lender), any Affiliate of a Lender or any Approved Fund of a Lender (or with respect to a Swingline Loan or Swingline Commitment, an any Affiliate or any Approved Fund of any Swingline Lender) (other than (i) any Lender that is, at such time, a Defaulting Lender, (ii) any natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), and (iii) for the avoidance of doubt, the Borrower or any Affiliate of the Borrower), and

(b)    with the written consent (which consent shall not be unreasonably delayed or withheld) of the Administrative Agent, each Swingline Lender, each Issuing Bank and, if no Event of Default has occurred and is continuing, the Borrower (such consent of the Borrower being deemed given if the Borrower does not respond within ten (10) Business Days of the Borrower’s receipt of written notice of such assignment), to one or more commercial banks or other financial institutions not described in clause (a) above (each Person described in this clause (b) or the foregoing clause (a) as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an “Assignee Lender”), all or any fraction of such Lender’s total Loans and Commitments pursuant to a Lender Assignment Agreement executed by such Assignee Lender and such assigning Lender (and, in the case of an Assignee Lender described in clause (b) above, the Borrower (if applicable), the Administrative Agent, each Swingline Lender and each Issuing Bank); provided that (i) such assignment and delegation shall be (x) of a constant, and not a varying, percentage of all the assigning Lender’s Loans and Commitments (and/or such Lender’s Swingline Loans and Swingline Commitment, if applicable) and which shall be of equal pro rata shares of the Facility and (y) in a minimum aggregate amount of $5,000,000 (or in a minimum amount of $1,000,000 in the case of an assignment to an Approved Fund with respect to which such Approved Fund plus the Lender or an Affiliate of such Lender who administers or manages such Approved Fund plus other Approved Funds administered or managed by the such Lender or an Affiliate of such Lender will then hold an amount of $5,000,000 or more), (ii) any such Assignee Lender will comply, if applicable, with the provisions of Section 4.6.5, and (iii) the Borrower and the Administrative Agent shall be entitled to continue to deal solely and directly with such assigning Lender in connection with the interests so assigned and delegated to an Assignee Lender until (A) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Administrative Agent by such Lender and such Assignee Lender, (B) such Assignee Lender shall have executed and delivered to the Borrower and the Administrative Agent a Lender Assignment Agreement, accepted by the Administrative Agent, (C) such Assignee Lender shall have delivered to the Administrative Agent an Administrative Questionnaire, and (D) the processing fees described below shall have been paid. For the purposes of this Section 10.10.1, the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

From and after the date that the Administrative Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Accrued interest on that part of the predecessor Loans and Commitments, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Loans and Commitments shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Administrative Agent upon delivery of any Lender Assignment Agreement in the amount of $3,500. Any attempted assignment and delegation not made in accordance with this Section shall be null and void.

The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in Houston, Texas a copy of each Lender Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Lenders and the Issuing Banks shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

SECTION 10.10.2    Participations. Any Lender may at any time sell to one or more commercial banks or other Persons (other than the Borrower or any of its Affiliates or any natural person (or a holding company investment vehicle or trust for, or owned and granted for the primary benefit of, a natural person)) (each of such commercial banks and other Persons being herein called a “Participant”) participating interests in any of the Loans, Commitments or other interests of such Lender hereunder; provided, however, that (a) no participation contemplated in this Section 10.10.2 shall relieve such Lender from its Commitment or its other obligations hereunder or under any other Loan Document, (b) such Lender shall remain solely responsible for the performance of its Commitment and such other obligations, (c) the Borrower, the Administrative Agent and the Issuing Banks shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and each of the other Loan Documents, (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant’s consent, take any actions of the type described in clause (b) or (c) of Section 10.1, and (e) the Borrower shall not be required to pay any amount under Section 4.6 that is greater than the amount which it would have been required to pay had no participating interest been sold. The Borrower acknowledges and agrees that each Participant, for purposes of Sections 4.3, 4.4, 4.6, 4.8, 4.9 and 10.4, shall be considered a Lender; provided that this sentence shall not obligate the Borrower to pay more under such Sections that it would be obligated to pay had no such participation been granted. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 4.10 with respect to any Participant. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

SECTION 10.10.3    Pledge by Lender. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 10.11    Other Transactions. Nothing contained herein shall preclude the Administrative Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

SECTION 10.12    Confidentiality. Each of the Agents, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction or similar transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrower. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and other information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry. For the purposes of this Section, “Information” means all information received from the Borrower or any of its Affiliates relating to the Borrower and its subsidiaries or their business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrower or any of its Affiliates; provided that, in the case of information received from the Borrower or any of its Affiliates after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 10.13    Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF TEXAS SITTING IN HARRIS COUNTY OR THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS SITTING IN

HARRIS COUNTY OR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN. THE BORROWER, THE ADMINISTRATIVE AGENT, AND EACH LENDER HEREBY EXPRESSLY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER, THE ADMINISTRATIVE AGENT, AND EACH LENDER FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF TEXAS OR THE STATE OF NEW YORK. THE BORROWER, THE ADMINISTRATIVE AGENT, AND EACH LENDER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

SECTION 10.14    Waiver of Jury Trial. THE ADMINISTRATIVE AGENT, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

SECTION 10.15    Judgment Currency.

SECTION 10.15.1    If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in Dollars into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction Dollars could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

SECTION 10.15.2    The obligation of the Borrower in respect of any sum due from it in any currency (the “Primary Currency”) to any Lender, any Issuing Bank or the Administrative Agent hereunder shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by such Lender, such Issuing Bank or the Administrative Agent (as the case may be), of any sum adjudged to be so due in such other currency, such Lender, such Issuing Bank or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the applicable Primary Currency with such other currency; if the amount of the applicable Primary Currency so purchased is less than such sum due to such Lender, such Issuing Bank or the Administrative Agent (as the case may be) in the applicable Primary Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender, such Issuing Bank or the Administrative Agent (as the case may be) against such loss, and if the amount of the applicable Primary Currency so purchased exceeds such sum originally due to any Lender, such Issuing Bank or the Administrative Agent (as the case may be) in the applicable Primary Currency, such Lender, such Issuing Bank or the Administrative Agent (as the case may be) agrees to remit to the Borrower such excess.

SECTION 10.16    USA Patriot Act Notice. Each Lender, each Issuing Bank and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the USA Patriot Act.

SECTION 10.17    NO ORAL AGREEMENTS. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF, SUPERSEDE ANY AND ALL PREVIOUS AGREEMENTS AND UNDERSTANDINGS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF (BUT DO NOT SUPERSEDE ANY SEPARATE LETTER AGREEMENTS WITH RESPECT TO FEES PAYABLE TO THE ADMINISTRATIVE AGENT OR ANY ISSUING BANK, ALL OF WHICH SHALL REMAIN IN FULL FORCE AND EFFECT)AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

SECTION 10.18    No Adverse Interpretation of Other Agreements. This Credit Agreement may not be used to interpret another indenture, loan, security or debt agreement of the Borrower or any of its Affiliates. No such indenture, loan, security or debt agreement may be used to interpret this Credit Agreement.

SECTION 10.19    No Fiduciary Duty. Each of the Administrative Agent, the Syndication Agent, the Documentation Agents, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrower. The Borrower agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other similar duty between the Lenders and the Borrower, its stockholders or its Affiliates. The

Borrower acknowledges and agrees that (i) the transactions contemplated by the Loan Documents are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower, on the other, (ii) in connection therewith and with the process leading to such transaction each of the Lenders is acting solely as a principal and not the agent or fiduciary of the Borrower, its management, stockholders, creditors or any other person, (iii) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Lender or any of its Affiliates has advised or is currently advising the Borrower on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Loan Documents and (iv) the Borrower has consulted its own legal and financial advisors to the extent it deemed appropriate. The Borrower further acknowledges and agrees that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, in connection with such transaction or the process leading thereto.

SECTION 10.20    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by fax, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.21    Certain Waivers by Loan Parties. To the extent not prohibited by law, each Loan Party waives (a) all of its rights under Rule 31, Texas Rules of Civil Procedure, Chapter 43 of the Texas Civil Practice and Remedies Code, and Section 17.001 of the Texas Civil Practice and Remedies Code; (b) to the extent it is subject to the Texas Revised Partnership Act (“TRPA”) or Section 152.306 of the Texas Business Organizations Code (“BOC”), compliance by the Agent, the Arrangers, each Issuing Bank, each Swingline Lender and each Lender with Section 3.05(d) of TRPA and Section 152.306(b) of BOC; and (c) if the Obligations are secured by an interest in real property, all of its rights under Sections 51.003, 51.004, and 51.005 of the Texas Property Code (as amended from time to time).

SECTION 10.22    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

86